[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.10

MANUFACTURING SERVICES AGREEMENT

This Manufacturing Services Agreement, together with its attached exhibits (“Exhibits”), corresponding appendices (“Appendix(ices)”), Statements of Work (defined below) and Orders (defined below) (collectively, this “Agreement”) is entered into by and between Eargo, Inc. (“Eargo”) and Hana Microelectronics Co., Ltd. (“Supplier”), and is effective as of May 5, 2017 (the “Effective Date”). The Agreement consists of the terms and conditions set forth below, all Exhibits, corresponding Appendices, Statements of Work, Orders and Approved ECOs (defined below) which reference this Agreement.

ATTACHMENTS
Exhibit A:	Form of Statement of Work
SOW Appendix 1:	Specifications
SOW Appendix 2:	Bill of Materials
SOW Appendix 3:	Approved Vendors
SOW Appendix 4:	Quality Control Requirements
SOW Appendix 5:	Unit Price
SOW Appendix 6:	Approved Buyers
SOW Appendix 7:	Inventory Management
SOW Appendix 8:	Maintenance and Support Requirements (Optional)
Exhibit B:	Form of Reports
Exhibit C:	Form of ECO

This Agreement is accepted and agreed to as of the Effective Date by the authorized representative of each party:

EARGO: EARGO, INC.		SUPPLIER: HANA MICROELECTRONICS CO., LTD.

Signature:	/s/ Christian Gormsen	Signature:	/s/ Wing Keung Chow
Print Name:	Christian Gormsen	Print Name:	Wing Keung Chow
Print Title:	CEO	Print Title:	Vice President and General Manager
Notice Address:		Notice Address:	Hana Microelectronics Public Co., Ltd
101/2 Moo 4,
Chiangmai-Lampang Road,
T. Baanklang, A. Muang, Lamphun
	Attention:		51000 Thailand
Fax Number:		Fax Number:	[***]
Primary Contact:		Primary Contact:	[***]
(E-mail: [***])

1. Definitions. Capitalized terms used in this Agreement, its Exhibits or Appendices will have the meanings given below in this Section 1 or elsewhere in this Agreement.

1.1. “Affiliate” means an entity which, directly or indirectly, owns or controls, is owned or is controlled by or is under common ownership or control with Eargo. As used herein, “control” means the power to direct the management or affairs of an entity, and “ownership” means the beneficial ownership of fifty percent (50%) or more of the voting equity securities or other equivalent voting interests of the entity.

1.2. “Approved Buyer(s)” means third parties identified in writing by Eargo to Supplier, as set forth in Appendix 6 (Approved Buyers) to the applicable SOW, incorporated herein by this reference, that is then-currently authorized to purchase Products under this Agreement. Appendix 6 (Approved Buyers) to the applicable SOW may be updated by Eargo from time to time.

1.3. “Approved Vendor(s)” means Eargo’s list of original equipment manufacturing approved vendors and/or suppliers from whom Supplier will procure all Components, and product processing services used in the manufacturing of the Units, as set forth in Appendix 3 (Approved Vendors) to the applicable SOW and updated by Eargo from time to time.

1.4. “BOM Cost” means the amount Supplier receives or pays to third-party suppliers or Eargo for the BOM (as defined below) of a Unit (as defined below), net of rebates, discounts received in connection with such materials or by leveraging Eargo’s volumes. Supplier’s quoted BOM Cost will always include landed cost of all Components.

1.5. “Compliance” means that the applicable Product(s) (including all corresponding Components): (a) conform to the applicable then-current Specifications and BOM, as defined in Section 2.5, as well as mutually agreed-upon acceptable quality limits (“AQLs”), and any other instructions and requirements set forth in the applicable Purchase Order(s); (b) are identical in all respects to the Approved First Article; (c) are new and unused; (d) meet all packaging, branding and labeling requirements set forth in the applicable Specifications and otherwise supplied by Eargo in writing; (e) includes all applicable Documentation, and (f) do not contain any visible signs of damage (e.g., scratches, marks, chipping, etc.) or any indications of wear and tear, whether on the packaging or the Products themselves.

1.6. “Components” means all materials, individual component parts and assemblies, which are ultimately to be incorporated into a Product, or are designed to be incorporated into a Product or installed in a Product, including but not limited to Hardware or Software embedded or incorporated into the Product, and other component parts, as well as accompanying Hardware or Software, if any, delivered with the Products for use in the installation of the Product.

1.7. “Documentation” means any and all documentation, including warranty information that Eargo expressly approves for inclusion in the packaging of the Product.

1.8. “Eargo Data” means any data of any type which is provided by or on behalf of Eargo to Supplier or accessed or collected by Supplier on behalf of Eargo in connection with manufacturing and testing the Prototypes, First Articles and Products or providing the Services, including without limitation information which Eargo inputs, or provides to Supplier for inputting into the Prototypes, First Articles, Products or any Components.

1.9. “Eargo Property” has the meaning given such term in Section 13.1 below.

1.10. “Hardware” means the tangible elements used in the build of the Product.

1.11. “Intellectual Property Rights” or “IPR” means any and all right, title and interest in and to any and all trade secrets, patents, copyrights, service marks, trademarks, know-how, trade names, rights in trade dress and packaging, moral rights, rights of privacy, publicity and similar rights of any type, including any applications, continuations or other registrations with respect to any of the foregoing, under the laws or regulations of any foreign or domestic governmental, regulatory or judicial authority.

1.12. “Manufacturing Process” means Supplier or the applicable approved Subcontractors’ or Approved Vendors’ processes utilized to manufacture, assemble, test, configure, label, and package the Products and, where applicable, Components, in accordance with the Specifications and the terms of this Agreement.

1.13. “Order” or “Purchase Order” means the written or electronically transmitted order and instruction issued by Eargo, its Affiliate(s), or Approved Buyer(s), as applicable, to Supplier for the delivery of Units on or before the specified Delivery Date(s) (as defined below) and to the specified delivery location(s).

1.14. “Policies” means all security, privacy, safety, social accountability, environmental, information technology, business conduct, manufacturing, and legal policies of Eargo with which Supplier and Supplier Parties are required to comply.

1.15. “Product” means the fully assembled, product, including all Hardware and Software, as well as packaging and Documentation for the fully assembled product, that is manufactured and delivered by Supplier, as further described in the applicable Specifications.

1.16. “Software” means any software, including firmware embedded in or distributed with the Product, including all source code versions of the same provided or otherwise made available to Eargo hereunder or by Eargo to Supplier, as the case may be.

1.17. “Specifications” means the electrical, mechanical, technical, functional, performance, appearance, and other specifications and requirements pertaining to each model of the Product, including, without limitation, the most current version of: the BOM, tooling specifications, along with a detailed description of the operation thereof, art work drawings, requirements as to form, fit and function for the Products, requirements and specifications as to the Components and, where appropriate, requirements relative to the Product overall, including, without limitation, Product functionality and system requirements, interoperability requirements, performance requirements, installation and integration requirements, Component descriptions (including approved substitutions), Manufacturing Process requirements, Approved Vendor cross references, testing parameters and standards, equipment and quality control requirements, Products that are attached to the applicable SOW as Appendix 1 thereto (Specifications), and are incorporated herein by this reference. Specifications may be modified by Eargo from time to time in writing upon delivery via the Engineering Change Order (“ECO”) procedure set forth in Section 5.2 below.

1.18. “Units” means a unit of the Products and, where applicable and permitted by this Agreement, the Components, that are listed on any Purchase Order.

1.19. “Supplier Parties” means Supplier’s employees, contractors, agents and authorized Subcontractors.

1.20. “Value Added” means the per unit amount to be paid by Eargo to compensate Supplier in full for the Services, including, without limitation, compensation for [***]. The parties will agree on a template for quoting which will include specific pricing breakdowns that Eargo requires.

2. Scope.

2.1. Description and Performance of Services.

2.1.1. Supplier will (a) source and assemble (where required) Components and assemble, manufacture, test and package the Products (including the Documentation) in accordance with the applicable Specifications, the corresponding SOW and the requirements of this Agreement, (b) create a Prototype (if and when requested) and the First Article of each Product and test each First Article in accordance with this Agreement to ensure that each First Article conforms to the applicable Specifications as to form, fit and function, (c) procure (from the Approved Vendors, if any, as set forth in the applicable SOW) and/or create Components in accordance with this Agreement, the applicable SOW and corresponding Specifications, (d) configure, assemble, manufacture, test, package, and ship, the Products, including, without limitation, all sub-assemblies, customization, personalization, gift-boxing, loading of custom software or content and configuring to order, in accordance with the terms of this Agreement, the applicable SOW, the Specifications, and the Policies, (e) sell the Products only to Eargo, its Affiliate(s), and its Approved Buyer(s) as provided herein, (f) perform Project Management Services described in Section 3.1 below, and (g) provide maintenance and support for the Products in accordance with the applicable SOW and Eargo’s business requirements (all of the foregoing are collectively, the “Services”).

2.1.2. If any Components or raw materials are consigned to Supplier by Eargo, then such Components or raw materials are to be used by Supplier on a first-in first-out basis. Supplier acknowledges and agrees that it will exhaust any and all Eargo-consigned Components or raw materials before utilizing Supplier-procured Components or raw materials or incurring any costs to procure the same Components or raw materials from any Approved Vendors or any other third party. Supplier will, at no additional charge to Eargo (unless otherwise specifically agreed in writing between the parties), implement and maintain a vendor managed inventory program for all Component and raw material Approved Vendors (the “VMI Program”). Eargo and Supplier will jointly determine the Components and raw materials that will be included in the VMI Program, and will review the VMI Program on an annual basis. Eargo will have no obligation to procure any or all of the Components or raw materials for the Products or that are otherwise required of Supplier hereunder. Subject to the terms of this Agreement, [***] for the cost of any required Approved Vendor payments under the VMI Program, and Components and raw materials ordered by Supplier based on Eargo’s then-current Forecast and specified lead-times, provided, however, that [***] of any Components or raw materials ordered by Supplier beyond Eargo’s then-current Forecast or specified lead-times, [***], in each instance.

2.1.3. Supplier will perform, and will cause all Approved Vendors to perform the Services in a timely, professional and workmanlike manner pursuant to the highest industry standards in accordance with the terms of each Purchase Order, Statement of Work, the BOM, Specifications, and this Agreement.

2.2. Statements of Work. Supplier will perform all Services that are incidental to the Manufacturing Process and the assembly, production, testing, labeling, packaging and delivery of Units in accordance with the Specifications, the terms of this Agreement, the applicable Orders and, if any, the corresponding SOW(s). For all other Services, Supplier will perform such other Services in accordance with the Specifications, as applicable, and the requirements and deadlines in the applicable SOW(s). The form of SOW is set forth in Exhibit A to this Agreement. SOWs may be entered into under this Agreement by Eargo or any Affiliate. Each SOW will include all its relevant Appendices listed above in complete form. Each SOW covering a Product must include the relevant Specifications for that particular Product as Appendix 1 to that SOW. Each SOW will remain in effect until termination in accordance with this Agreement or completed as required by its terms. Any SOW that does not include the applicable Appendices in complete form, does not include Specifications in complete form under Appendix 1 thereto, or is not executed by Eargo (or its Affiliate, as the case may be) will be of no force and effect and will not be binding upon Eargo. The entity that executes a SOW with Supplier will be considered “Eargo” for all purposes of the SOW and this Agreement and the SOW will be considered a two party agreement between Supplier and such entity.

2.3. Specifications. The Specifications set forth under each SOW are binding upon Supplier and Supplier will manufacture Units in accordance with the Specifications. Supplier will not make any change or modification to the Specifications, to any Components described therein, or to the Units (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Units or changes [***]. Supplier agrees that its capability to comply, and actual compliance with, the Specifications in manufacturing the Products is a material term of this Agreement, without which Eargo would not have selected Supplier, and a condition precedent to any obligation Eargo (or its Affiliate(s) or Authorized Buyer(s)) may otherwise have to pay Supplier for the applicable Products manufactured or shipped.

2.4. Logistics.

2.4.1. Supplier will be responsible for procuring (from Eargo and/or the Approved Vendors, if any, as set forth in the applicable SOW) all Components and raw materials required for the Products. Supplier will be responsible for all costs and expenses associated with such procurement and delivery of Components to Supplier, all costs associated with configuration, assembly, production, manufacturing, testing, packaging, and shipping the Products based on the Approved First Article. Supplier is responsible for all costs associated with secure storage and warehousing of all Products, including Components not yet assembled with Products, in accordance with this Agreement. Supplier will be responsible for establishing relationships with Eargo’s designated freight forwarders and carriers for the shipment and delivery of all Units. Notwithstanding anything to the contrary, Supplier will first procure any Components, raw materials and/or equipment required for the Products from Eargo, prior to any Approved Vendors, or any other vendors (as permitted in Section 3.3).

2.4.2. If Eargo determines, in its sole discretion, that a Product has reached stable production volumes in a specific region, the parties will work together to establish a hub strategy for the specified region(s). In addition, the parties will mutually agree upon incorporating any applicable hub, and electronic database interchange (EDI) terms into this Agreement, including without limitation, any hub fees that are necessary for determining the Unit Price (as defined below) of any applicable Product(s). In this event, Supplier acknowledges and agrees that it will not include or increase any applicable hub fees without Eargo’s prior written approval.

2.5. Bill of Materials. Prior to the commencement of any Services, Eargo and Supplier will agree in writing on a bill of materials for the Product that itemizes the Components, Approved Vendors, and other materials necessary for the manufacture, assembly, testing and packaging of the Products and which, if signed by Eargo, is made a part of the applicable Specifications (the “BOM”). Each BOM will reference the applicable SOW and Specifications to which it pertains. The BOM may also specify the lead-times for the Products. The parties may update the BOM from time to time solely by mutual written agreement. A BOM that is not signed by Eargo is not accepted by Eargo and is not made a part of the applicable SOW or Specifications.

2.6. Manufacturer Warranty Support. If and as required by Eargo under a SOW, Supplier will provide manufacturer warranty support for the Products. In that event, Supplier agrees that manufacturer warranty support for the Products will include and consist of those Services outlined in Appendix 8 to the applicable SOW. Supplier will ensure that all manufacturer warranty support for the Products will be provided in accordance with the service levels set forth in Appendix 8 of the applicable SOW (“Service Levels”). If Supplier fails to meet the Service Levels in any calendar month (“Service Level Default”), in addition to its other rights and remedies under this Agreement and at law, Eargo will be entitled to receive service level credits from Supplier as set forth in Appendix 8 of the applicable SOW and Supplier will be required to pay directly or reimburse Eargo (at Eargo’s sole option) for any and all costs and expenses incurred by Eargo in the engagement of third party provider(s) to provide manufacturer warranty support for the Products at the level required under Appendix 8. Following the termination or expiration of the Agreement, Supplier will within [***] from the date of termination refund to Eargo the amount of any unused credits, together with the amount of any payments or reimbursements due Eargo as per this Section 2.6.

3. Project Management.

3.1. Project Management. Supplier is responsible, at its expense, for managing all aspects of the Services, including but not limited to the procurement of all Components, contracting with Approved Vendors, managing all Approved Vendors, managing Supplier Parties, creating and testing First Articles for each Product, procurement, installation and maintenance of all equipment necessary to manufacture and deliver the Services and Units, maintaining and operating manufacturing facilities and equipment in accordance with the Specifications and the Policies, managing the use of Eargo-consigned equipment, Components and raw materials in accordance with this Agreement, management of production lead times relative to Forecasts and Delivery Dates, as well as all oversight as to the configuration, assembly, manufacturing, packaging and shipment of the Units (“Project Management Services”).

3.2. Use of Subcontractors. Supplier may not subcontract all or any portion of its obligations under this Agreement or any SOW without Eargo’s prior written consent, in each instance, which consent may be withheld at Eargo’s sole and absolute discretion. In any event, Supplier is not permitted to and will not subcontract all of its obligations under this Agreement under any circumstances unless Eargo specifically and unequivocally consents to that in advance and in writing, solely under circumstances involving a sale of all or substantially all of the business or assets of Supplier or the liquidation of Supplier. Notwithstanding Eargo’s consent to Supplier’s engagement of any Subcontractor(s), Supplier will not be relieved of any obligations under this Agreement and will remain solely responsible for the acts and omissions of its Subcontractors as well as the completion of the Services and delivery of the Products in accordance with this Agreement. Supplier will ensure that all Subcontractors comply with the terms of this Agreement, the applicable SOW(s), corresponding Specifications, BOM and other referenced Appendices and documents, as well as all Policies and governing law. Any act, omission, breach, default or non-Compliance by a Subcontractor will be deemed to be an act, omission, breach, default or non-Compliance on the part of and attributable to Supplier for which Supplier will be responsible.

3.3. Approved Vendors. Unless otherwise expressly set forth in the applicable SOW, Supplier will use in its production of Units such Components, and, if applicable, raw materials, of the exact type, quality, and grade specified by Eargo, to the extent Eargo chooses to so specify, and will only purchase Components, and, if applicable, raw materials, from Eargo or Approved Vendors appearing on Appendix 3 (Approved Vendors); provided, however, that in the event Supplier cannot purchase a Component from Eargo or an Approved Vendor for any reason, Supplier will be able to purchase such Component from an alternate vendor, subject to Eargo’s prior written approval, in each instance, [***]. Eargo makes no guarantee that certain pricing or commercial terms will be extended by such Approved Vendors to Supplier. If Eargo has a contract with an Approved Vendor, then Eargo may require Supplier to place orders under Eargo’s contract terms, provided, however, that Supplier understands it is solely responsible for entry into an agreement with the applicable Approved Vendor. If Supplier has a contract with an Approved Vendor, Supplier will ensure that such agreement expressly provides that Eargo is an intended third party beneficiary and is entitled to the protections of the following minimum terms and conditions entered into by Supplier for the benefit of Eargo, including, without limitation, conformance to specifications, [***] environment regulations compliance, indemnity for infringement of intellectual property rights and Supplier-facilitated warranty remedies. Eargo reserves the right to remove any Approved Vendor from the list in Appendix 3 to the applicable SOW, in which case, Supplier will have [***] from the date of notice of the updated list of Approved Vendors from Eargo to wind-down its work with the former Approved Vendor(s). In addition, Supplier understands that any purchases by Supplier from an Approved Vendor constitute a contract between Supplier and that Approved Vendor and in no event will Eargo be liable under such contract for any breach or default by the Approved Vendor or Supplier.

3.4. Order Quantities and Lead Times. Supplier and Eargo will mutually agree upon the minimum order quantities (“MOQs”) from Component and/or raw materials Approved Vendors every [***], which will be calculated and based upon Eargo’s most recent Forecast, unless otherwise approved in writing by Eargo in advance of purchase or delivery. In addition, lead times for Supplier’s Component and/or raw materials Approved Vendors will be less than [***], unless otherwise approved in writing by Eargo in advance of purchase or delivery. Supplier may order any Components or raw materials based on the applicable then-current MOQs, Forecasts and lead times. The parties acknowledge and agree that Eargo will not be responsible or liable for any Components or raw materials ordered by Supplier beyond the lead times and MOQs specified in this Section 3.4, unless Supplier has obtained written approval in advance from Eargo, in each instance.

3.5. Inbound Quality Control. Supplier will utilize [***] to inspect the raw materials, where applicable, and Components and Services (including any aspects of the Manufacturing Process) received from Approved Vendors to verify that all of the foregoing are in Compliance. In addition, Supplier will implement a dock to stock program, whereby such Components and/or raw materials will be delivered directly to Supplier’s point of use. If Supplier discovers that any raw material, Component, Services or Manufacturing Process is not in Compliance, Supplier will immediately, at its sole cost and expense, replace the non-conforming element, item or service with an element, item or service of the same nature that is in Compliance. Supplier will not use non-conforming Components in any Prototype, First Article or Products. In addition, and without limiting the foregoing, prior to manufacturing any Product(s) for Eargo, the parties will develop and publish a mutually agreed upon quality plan (the “Quality Plan”). Supplier will adhere to all aspects of the Quality Plan and the Quality Plan will be reviewed by the parties on a [***] basis.

3.6. Management of Supplier Parties and Approved Vendors. Supplier acknowledges and agrees that it is responsible for identifying, qualifying, negotiating with and contracting with all Approved Vendors and Subcontractors, at no additional charge to Eargo, to ensure timely, compliant, high-quality Services, Components, Products and Manufacturing Processes and represent Eargo’s interests. Pursuant to Section 6.6 (Contingency Plan), Supplier will define contingencies for emergency backup Subcontractors and Approved Vendors in the event that any Subcontractors and/or Approved Vendors engaged by Supplier should fail or be unable or unwilling to perform. Supplier will provide Eargo with a backup contingency plan within [***] from the Effective Date of this Agreement.

3.7. Eargo Equipment. If Eargo consigns certain equipment and/or fixtures to Supplier, Supplier will: (a) use the equipment per Eargo’s equipment specifications (“Equipment Specifications”), and solely for the purposes of manufacturing Products, including any Prototypes, or pre-production Units; (b) return the equipment to Eargo upon request in the same condition as delivered by Eargo (reasonable wear and tear excepted); (c) clearly identify all Eargo equipment by an appropriate tag; and (d) be solely responsible [***] in the use and protection of the equipment, including routine preventive maintenance, and all repairs or replacements to or for such Eargo-consigned equipment in connection with Supplier’s or the Supplier Parties’ [***]. Without limiting the foregoing, [***].

4. First Article Procedures.

4.1. Prototype. [***], Supplier will build, assemble, test and deliver to Eargo an initial prototype of the Product in accordance with the then-current applicable Specifications, SOW, and BOM (each a “Prototype”). Supplier will demonstrate to Eargo that the Prototype is in Compliance, which if requested will include testing the Prototype in accordance with the procedures set out in Section 4.3 below. Eargo does not guarantee that Supplier’s manufacture of a Prototype will result in the manufacturing of a First Article, or in Orders for any Products. Eargo reserves the right to engage other manufacturers to build and manufacture Products based on the Prototype. For the avoidance of doubt, Supplier will not manufacture any Products based on any Prototype, unless such Prototype has also been designated as an Approved First Article by Eargo in accordance with the procedures set out in the following provisions of this Section 4.

4.2. First Article. Supplier will build, assemble, test and deliver to Eargo a single Unit of the Product (“First Article”) in accordance with the then-current applicable Specifications, SOW, BOM, and, if applicable, the Prototype for that particular Product, it being understood by Supplier that the First Article may not be adequate; accordingly, Supplier will create as many First Articles, at Supplier’s sole cost and expense, as are necessary to satisfy the procedure described in this Section 4 (each a “First Article”). Supplier is responsible for correcting, at its sole cost and expense, any deficiencies in any First Article discoverable by Supplier prior to delivery of the same to Eargo. Supplier will deliver each First Article to Eargo for its inspection and testing. Supplier understands and agrees, however, that Eargo is not solely responsible for testing the First Article but may elect to do so as to certain matters.

4.3. First Article Testing. For each First Article, Supplier will perform the following testing in accordance with the requirements and sequence described below in this Section 4.3, at Supplier’s sole cost and expense. Supplier will perform all testing promptly and complete such testing as set forth in the applicable SOW. For each First Article, Supplier will inspect and test the First Article to determine if such First Article meets the then-current Specifications and BOM for that proposed Product as to each and every applicable test subject described below, is in Compliance in all other respects, and is otherwise suitable for Eargo’s business purposes as described in this Agreement and the applicable SOW, including as captured in any ECOs. A First Article will not be considered or eligible for consideration as an Approved First Article unless all testing outlined below is completed and successful results are achieved. Supplier will deliver the results of each and all testing to Eargo. Eargo reserves the right to independently conduct any tests or to validate Supplier’s reported test results in any instance against Eargo’s own findings or that of a third party testing provider engaged by Eargo. Eargo reserves the right to require Supplier to re-perform any tests for the First Article and Supplier will comply and re-perform such tests at Supplier’s sole cost and expense. Supplier agrees to and will promptly provide to Eargo, at Supplier’s sole cost and expense, all results of such testing and re-testing.

4.3.1. Form Testing. Following Eargo’s receipt of the First Article, Supplier will inspect and test the First Article to determine if such First Article meets the then-current Specifications and BOM for that proposed Product as to form, is in Compliance in all other respects, and is otherwise suitable for Eargo’s business purposes.

4.3.2. Fit Testing. Following successful completion of the form testing, Supplier and Eargo will inspect and test the First Article to determine if such First Article meets the then-current Specifications and BOM for that proposed Product as to fit relative to the Product and the applicable system requirements, is in Compliance in all other respects, and is otherwise suitable for Eargo’s business purposes.

4.3.3. Function Testing. Following successful completion of the form and fit testing, Supplier will inspect and test the First Article and, in particular, its Components, to determine if such First Article meets the then-current Specifications and BOM for that proposed Product as to function including Component testing, is in Compliance in all other respects, and is otherwise suitable for Eargo’s business purposes.

4.4. Approved First Article. After (a) all of the foregoing tests are completed in accordance with the above for each First Article, (b) the final First Article is confirmed to comply with the then-current applicable Specifications and BOM for the proposed Product, is in Compliance in all other respects, and is otherwise suitable for Eargo’s business purposes, and (c) Eargo has received the results of such testing from Supplier and Eargo has evaluated, validated and considered the findings from all such testing, then Eargo will issue its formal approval or rejection of the applicable final First Article. Eargo’s silence will not be deemed approval of a First Article. In addition, any approval or apparent approval issued by Eargo casually or after one test is completed will not be construed as approval of a First Article for purposes of this Section 4.4 if all other testing was not complete. Additionally, Eargo’s acknowledgment that a test of a First Article has been completed will not be construed as an approval. If and only if Eargo notifies Supplier, in writing, of Eargo’s acceptance of the final First Article and satisfaction with the test results, after all of the foregoing tests have been successfully completed, will the final First Article be deemed the Eargo-approved First Article of the applicable Product (the “Approved First Article”).

4.5. Rejection/Re-performance. If Eargo determines, in its sole discretion, that the applicable First Article is unacceptable or if any particular test fails or produces results that are unacceptable to Eargo then Supplier will be required to re-perform the applicable test(s) or all tests, as the case may be, at Supplier’s sole cost and expense. Unless otherwise agreed by the parties in writing, Supplier will either deliver to Eargo a corrected First Article, or re-perform any or all tests within [***] of Eargo’s notice of rejection. Eargo may elect to describe why the First Article failed to meet Compliance and/or issue an ECO, update the Specifications, or make other changes pursuant to Section 5 below, in which case Supplier will create and deliver another First Article for re-testing and acceptance in accordance with Section 4.3 above.

4.6. Use of Approved First Article. Supplier (and the Approved Vendors) will not manufacture any Products based upon a First Article that is not officially approved by Eargo as an Approved First Article and Eargo, its Affiliate(s), and Approved Buyer(s) will not have any obligation to pay Supplier for any Products manufactured on that basis. Supplier understands that a First Article does not alone qualify as an Approved First Article or an authorization to manufacture the applicable Product, even if a Purchase Order has been issued to Supplier on or about the time at which a First Article is delivered. Once the Approved First Article is confirmed, Supplier will not make any changes to (a) the Approved First Article, including but not limited to the applicable branding and/or packaging, (b) its Manufacturing Process for the same, (c) or any other process or methodology pertaining to that Approved First Article [***], or (d) its Subcontractors. Any above change to or in connection with an Approved First Article that is not specifically approved in advance and in writing, in each instance, by Eargo, is prohibited and will be at Supplier’s sole risk, cost and expense. Supplier agrees to inform Eargo of any potential change in its Manufacturing Process related to Products or that of an approved Subcontractor no less than [***] prior to the date the Supplier or such Subcontractor is contemplating the implementation of the change. If any changes are made to the [***], Eargo may require that Supplier create a new First Article for Eargo’s review and acceptance, in which case Supplier will cease manufacturing any Products until such time that a new First Article is created, tested and approved to result in an Approved First Article pursuant to and in accordance with this Section 4.

5. Engineering Change Order (ECO).

5.1. Adherence to Specifications and Approved Vendor List. Unless agreed to in advance in an Approved ECO by Eargo, Supplier will purchase Components listed on the BOM and only through or from Eargo or Approved Vendors appearing on Appendix 3 (Approved Vendors) and perform the Services and create the Product(s) in accordance with the applicable Specifications.

5.2. ECO Submission. Eargo will be entitled to propose additions, deletions, amendments, or other modifications or changes to any Statement of Work, functional requirements, Specifications, BOM, Manufacturing Process, or any other aspect of the Services, Products or Components, or request that Supplier incorporate any engineering, project management or other changes relating to the Services, Products or Components, including, without limitation, any change or modification to the materials or processes for any Services, Products or Components, (collectively, “Changes”) at any time during the Term by submitting an engineering change order (“ECO”) (“Proposed ECO”) to Supplier. Supplier’s approval of the Proposed ECO, which will not be unreasonably withheld or delayed, is required for the specified ECO Changes to become effective. If the Proposed ECO will impact the timing (including without limitation lead time for fulfillment of Purchase Orders) and/or costs related to any Services, Products or Components, Supplier will provide Eargo with a reasonable evaluation of such Changes within [***] following receipt of a Proposed ECO, which evaluation will include [***]. In addition, Supplier will be entitled to propose Changes [***] by submitting a Proposed ECO to Eargo; provided that Eargo will have the right to accept or reject any Proposed ECO by Supplier in its sole and absolute discretion. Eargo’s silence as to any Proposed ECO submitted by Supplier will not be deemed acceptance or approval. No Proposed ECO submitted by Supplier will be accepted by or binding upon Eargo until Eargo specifically accepts that Proposed ECO in writing, in which case, the terms and conditions under which Eargo accepts such Proposed ECO will be final and binding upon Supplier. Each ECO will be in the form as set forth in Exhibit C, and no modification, deletion or amendment to, or substitution of, the form of ECO as set forth in Exhibit C will be valid without Eargo’s prior written consent.

5.3. ECO Submissions. Any and all proposed changes by Supplier to Products or Components, whether material or immaterial, including those that affect the form, fit, or function of the Product or Component must be submitted as an ECO. Except as expressly set forth in Section 5.5 below, no Change may be made unless and until documented in an ECO, submitted as a Proposed ECO, and approved in advance by Eargo (if submitted by Supplier) or by Supplier (if submitted by Eargo) (the “Approved ECO”). No approved Change will be effective prior to the date specified in the Approved ECO. In addition to and not in lieu or limitation of any other remedies Eargo may have hereunder, Supplier will indemnify Eargo for any Changes undertaken by Supplier not in conformance with this Section 5. Any properly executed Approved ECO is subject to the terms of this Agreement, except to the extent, if any, otherwise expressly set forth in such Approved ECO. Approved ECOs do not constitute amendments to the terms and conditions of this Agreement.

5.4. Acceptance of ECO. Notwithstanding anything in this Section or anywhere else in this Agreement, Supplier acknowledges and agrees that it will (a) promptly execute any Approved ECO: (i) which does not result in any additional costs in, or changes in the timing of, the performance of such Services or production, testing, manufacture or delivery of Products, or (ii) which results in additional costs in, and/or changes in the timing of, the performance of such Services, but where Eargo has agreed to pay the reasonable costs of the Changes and/or agreed to the reasonable adjustments to the timing for such Changes, and (b) promptly implement any and all Changes specified in any such Approved ECO in compliance with the terms of such Approved ECO and this Agreement.

5.5. Exceptions to ECO Process. Notwithstanding anything to the contrary, the exceptions to the ECO process are (a) Eargo’s updates to: (i) the list of Approved Buyer(s), (ii) the list of Approved Vendors, (iii) the Policies, and (iv) other Exhibits to this Agreement that do not pertain to any particular SOW, Specifications, BOM or similar matters, and (b) any amendments to this Agreement mutually executed by the parties. In the event of any of the foregoing, Supplier acknowledges that no ECO is required or will be submitted and that such changes are effective immediately upon the date of such notice by Eargo to Supplier.

6. Manufacturing.

6.1. Manufacturing Process. Supplier will manufacture all Units in accordance with the Manufacturing Process, including, without limitation, the BOM, and, any instructions, drawings and other records provided by Eargo, that must be used to produce a Unit (the “Device Master Record” or “DMR”). Without limiting the foregoing, Supplier will also comply with the quality specifications set forth in Supplier’s Quality Manual, which will be provided to Eargo upon request. Supplier is not permitted to and will not make or implement any changes to the Manufacturing Process unless each proposed change is made in accordance with the ECO procedure in this Agreement and under a resulting Approved ECO prior to implementation of the proposed change.

6.2. Forecasts. Eargo will provide non-binding [***] rolling forecasts to Supplier, identifying Eargo’s potential future Product needs for the applicable period (“Forecasts”). Forecasts are for planning purposes only, and are not an order, purchase or commitment. Supplier will accept each Forecast within [***] of receipt of the same. Supplier will allocate enough manufacturing capacity, Components and raw materials for the Products, to be able to meet each Forecast. If there is a capacity constraint, Supplier will give Eargo priority allocation. For avoidance of doubt, Eargo will not be liable for any increased capacity or other actions that Supplier may take or not take as a result of such Forecast. Eargo makes no guarantee that any Forecast is accurate.

6.3. Minimum Inventory Levels. Continuously throughout the Term, unless otherwise indicated by Eargo, Supplier agrees to and will maintain a minimum [***] inventory quantity (i.e., calculated and based upon Eargo’s most recent Forecast) of the Products that are readily available for shipment (“Minimum Inventory”). All Products manufactured and/or Components procured by Supplier to meet a then-current Minimum Inventory quantity will be considered “Inventory” under this Agreement. Supplier understands and agrees, however, that in no event will Eargo be responsible for any costs associated with Supplier’s compliance with the Minimum Inventory requirement or for the insurance, storage or other costs associated with any Inventory. When Supplier is creating Inventory levels to satisfy the required Minimum Inventory, any reduction in quantity of Products that were ordered pursuant to a Purchase Order, or any quantity of Products ordered pursuant to a Purchase Order that is later cancelled by Eargo, will be [***]. Supplier will monitor and report its Inventory to Eargo on a [***] basis or at other time intervals as mutually agreed upon in writing by both parties. Supplier will maintain insurance on all Inventory and will ensure that the Inventory is kept in a secure location. Eargo will have the right to inspect any and all locations where Inventory is stored, upon request.

6.4. Spare Parts. From time to time, Eargo, its Affiliate(s), and/or the Approved Buyer(s) may purchase any or all of the Components for the Products from Supplier by issuing an Order. All Components will be sold to Eargo at the price set forth in the applicable Order not to exceed Supplier’s actual cost, [***] and will be subject to the terms of this Agreement.

6.5. Excess and Obsolete Inventory. “Excess Inventory” means unique and custom materials that Supplier owns or has an irrevocable commitment to purchase, which cannot be re-used by Supplier’s other customers or sold on the secondary market and which are limited to quantities that will not be consumed in the [***] following Eargo’s then-current Forecast projections. “Obsolete Inventory” means unique and custom materials that Supplier owns or has an irrevocable commitment to purchase, which cannot be re-used by Supplier’s other customers or sold on the secondary market and which are limited to quantities that will not be consumed in the [***] following Eargo’s then-current Forecast projections. Supplier will inform Eargo of the financial impact of Obsolete Inventory within [***] of material obsolescence (e.g., from ECO release that deems or renders the material obsolete). Eargo will in no way be responsible for Obsolete Inventory that [***] of material obsolescence. Supplier may submit a claim for reimbursement of its storage costs for such Excess Inventory or Obsolete Inventory to Eargo within [***] from the end of such applicable period. Supplier’s failure to submit such a claim within this [***] period will constitute waiver of any claim for reimbursement for storage costs associated with the Excess Inventory or Obsolete Inventory. Any potential storage costs must be mutually agreed to by the parties in writing.

6.6. Contingency Plan. Supplier is responsible for anticipating and promptly notifying Eargo of any inability on its part or its Subcontractors’ part to perform their respective obligations under this Agreement. Supplier will maintain continuously throughout the Term a contingency plan, which may be reviewed and approved by Eargo at its sole discretion, and includes emergency back-up capacity, alternative or back-up Subcontractors and Approved Vendors, back-up or redundant systems or Manufacturing Process, and appropriate Records (as defined below) protection and recovery, to allow Supplier to continue to perform the Services, maintain the Minimum Inventory, issue Reports, and test, manufacture and deliver the Units in accordance with this Agreement and without disruption or delay. At a minimum, Supplier will ensure that such contingency plan avoids sole source suppliers for any raw materials or Components and if any raw material or Component is sole sourced then Supplier will maintain an excess supply of the same at all times in an appropriate quantity relative to the Forecasts. Upon execution of this Agreement and, thereafter, upon Eargo’s request, Supplier will provide a copy of its then-current contingency plan to Eargo for review. Eargo reserves the right to propose reasonable changes or adjustments to the contingency plan which Supplier will adopt and be prepared to implement at its own cost. If Eargo requests to review the contingency plan, then the contingency plan is subject to Eargo’s approval before it may be relied upon by Supplier. Any changes to the contingency plan as approved by Eargo will follow the ECO process as set forth in Section 5.

6.7. Manufacturing Facilities/Inspection. Supplier will provide, regularly during the Term and more frequently as and when requested by Eargo, copies of all manufacturing documentation, including but not limited to documentation pertaining to the Manufacturing Process, created by Supplier, for which Eargo will have unrestricted rights to use the same. In addition, and without limiting, Eargo’s other rights in Section 22.4.2 below, Eargo or its designee may, from time to time, inspect Supplier’s facilities, operations and systems (and the facilities, operations and systems of its Subcontractors) to verify that the Products and Components are of appropriate quality and otherwise meet the requirements of this Agreement and that such facilities, operations and systems meet the Policies, and Eargo’s social accountability and safety standards. Eargo will be under no obligation to purchase or otherwise accept any Units that are produced (whether in whole or in part) in a facility or under any operations, methodology or systems that do not meet the Policies or Eargo’s social accountability or safety standards. If an Epidemic Failure occurs, Supplier will bear the costs of any such inspections made by Eargo [***]. Inspections that are conducted, or not conducted, will not affect any of Eargo’s rights under this Agreement.

6.8. Unauthorized Distribution and Counterfeit Goods. Supplier represents and warrants continuously throughout the Term that it will not, and will not permit any third party, including Supplier Parties, to: (a) distribute, or otherwise make any Units of the Product, available to any third party, other than to an Eargo Affiliate or Approved Buyer, as contemplated by this Agreement and the applicable SOW; (b) use a Prototype, First Article (including an Approved First Article), the Product, or any Components, to develop or manufacture a product or other good that is identical or confusingly similar to the Product(s); (c) create, manufacture or distribute any goods (other than the Products) bearing the Marks, or (d) attempt to create, manufacture or distribute any counterfeit version(s) of the Product(s). In the event that Eargo discovers that Supplier or any Supplier Parties have breached or are attempting to breach the warranties in this Section 6.8, in addition to (and not in lieu of) all of Eargo’s rights and remedies under this Agreement and otherwise, Eargo will be entitled to seek and obtain injunctive and equitable relief, reimbursement of attorneys’ fees, court costs, and all costs incurred by or on behalf of Eargo to protect the Marks or recover any Products or to confiscate any counterfeit goods. Supplier will immediately notify Eargo of any suspected or actual breach of this Section 6.8 by any Supplier Parties, and will cooperate with Eargo in any action that it may take against such Supplier Parties.

6.9. Notice of Changes and End of Life. Supplier will provide Eargo with no less than [***] advance written notice whenever a Component, Hardware or Software is planned to end of life, provided that if Supplier has been notified by the Approved Vendor(s) or any other applicable vendors (as permitted in Section 3.3) earlier than [***] prior to the planned end of life then Supplier will provide such earlier notice to Eargo. In the event of a change to any Component, Hardware or Software, Supplier will provide Eargo a written, detailed end of life plan that will include, without limitation, [***] to maintain the existing configuration for a reasonable length of time that will be no shorter than [***]. In all cases, Supplier will conduct extensive testing to ensure the replacement Components, Hardware or Software meets Supplier’s and Eargo’s quality standards and will not incorporate any new Components, Hardware or Software into the applicable Product without Eargo’s prior written consent and providing Eargo with the opportunity to re-qualify the Components, Hardware or Software and the manufacturing line therefor, including without limitation the Manufacturing Process for such Components, Hardware or Software, in Eargo’s sole discretion.

7. Packaging.

7.1. Requirements. Supplier will comply with all of Eargo’s approval requirements and applicable packaging and labeling instructions and requirements, including as may be set forth in the applicable Specifications, SOW or Policies. In addition, Supplier will select packaging and labeling that complies with environment regulations, to the extent such selection does not conflict with the applicable Specifications, SOW or Policies. Eargo will be solely responsible for providing the applicable packaging and labeling requirements to Supplier, however, if no requirements are provided, Supplier will ensure that the Units are packaged, marked and labeled in accordance with [***] and Eargo’s then-current branding and usage guidelines for the Marks, including marking the Units and packaging with the country of origin as required by applicable law, and, where appropriate, provide a certificate of origin and any other documents required by customs clearance and/or for tax purposes, along with all required shipping documentation. Supplier is not authorized to and will not print any of Supplier’s own trade names, trademarks, or logos on any Units without Eargo’s prior written consent, in each instance, which may be withheld at Eargo’s sole discretion. In all events, Supplier must include a valid packing slip number or package ID on each package or shipment of Units. For clarity, Supplier understands that, unless Eargo directs Supplier otherwise, Supplier will not include any sales documentation within any package or shipment of Units, including shipments that are to be delivered to Eargo, its Affiliate, or an Approved Buyer. If Supplier delivers a Unit that does not meet the packaging and labeling requirements of this Agreement, the applicable Specifications, SOW or Policies, Eargo may reject the Units and return such Units to Supplier for replacement by Supplier at Supplier’s sole cost and expense, or charge and bill to Supplier all repackaging and relabeling costs and expenses incurred by Eargo as a result of Supplier’s failure to comply with the packaging and labeling requirements of this Agreement.

7.2. Outbound Quality Control. Supplier will inspect each and every Unit prior to shipment to verify that each such Unit is in Compliance. If Supplier discovers that any or all of the Units are not in Compliance, Supplier will immediately replace the non-conforming Units with Units that are in Compliance prior to shipment. Supplier understands that any failure to conduct proper quality control and address Compliance prior to shipment will be at Supplier’s sole risk, cost and expense.

7.3. Documentation. To the extent, if any, Eargo requires any information of Supplier for the Documentation for the Products, Supplier will promptly comply with Eargo’s requests and furnish the required information. Supplier acknowledges and agrees that Eargo has no obligation whatsoever to provide specific credit or reference to Supplier in the Documentation for the Products but may do so if Eargo concludes that doing so is required under applicable law or is generally required under Eargo’s own Policies or preferred practices.

8. Orders.

8.1. Order Placement. Eargo, its Affiliate(s), and any Approved Buyer(s) may purchase Products, Components and Services from Supplier pursuant to Purchase Orders referencing this Agreement or the applicable SOW, and, where applicable as to Services that are not incidental to the production of the Products, pursuant to SOWs executed by Eargo referencing this Agreement. Eargo, its Affiliate(s), and Approved Buyer(s), as applicable, will issue Purchase Orders on a [***] basis for the upcoming [***], pursuant to the Forecasts provided to Supplier. Supplier will accept and timely fulfill all Purchase Orders issued by Eargo, its Affiliate(s), and any Approved Buyer(s) by the applicable Delivery Dates specified in the corresponding Purchase Orders. Any purchase of Units is inclusive of the relevant incidental Services at no additional cost. Units will be delivered in accordance with the terms and conditions set forth in this Agreement, the applicable SOW, and its Appendices, including the applicable Specifications, and the corresponding Purchase Order(s). The entity that issues a Purchase Order to Supplier will be considered “Eargo” for all purposes of that Purchase Order and this Agreement and that Purchase Order will be considered a two party agreement between Supplier and such entity. All Orders will be accepted by Supplier upon issuance. Notwithstanding the foregoing, Eargo is not obligated to make any minimum amount of Orders (whether in dollars, quantity or otherwise) and makes no commitment to do so.

8.2. Order Changes. Eargo, its Affiliate(s), or any Approved Buyer(s), as applicable, may, make any additions, deductions or deviations to the quantities and delivery schedules for any shipments under any Purchase Order, at no additional charge, as follows: [***]. In addition, Eargo, its Affiliate(s), or any Approved Buyer(s), as applicable, may, without charge, redirect the delivery of Units to alternate locations, change the method of shipping, or postpone delivery under a Purchase Order. Supplier will accept and implement all of the above changes, as applicable.

8.3. Order Cancellation. If Eargo cancels any Purchase Order before Supplier or any authorized Subcontractors has placed non-cancelable orders for Components for the Units, or has commenced actual manufacturing of the Units ordered under such Purchase Order, Eargo will have no liability for such Units or payment under the affected Purchase Order(s). Except where otherwise permitted in this Agreement, including under Section 8.2, if Eargo cancels any Purchase Order after Supplier or its authorized Subcontractors has placed orders for Components or raw materials for the Units, or commenced actual manufacturing of the Units ordered within authorized Product lead times, Eargo will [***] for any non-cancellable or non-refundable Components or raw materials that have been procured within authorized Product lead times. Upon Eargo’s written request, if Eargo intends to reorder all or any portion of the Units covered by a cancelled Purchase Order within [***] of cancellation of such Purchase Order, Supplier will hold any non-cancellable and non-refundable Components or raw materials at a carrying cost not to exceed [***] of the non-cancellable and non-refundable Component or raw material value per [***], as applicable.

8.4. Buyers. Any of Eargo’s Affiliate(s) or the Approved Buyer(s) purchasing pursuant to this Agreement may purchase Units under the same terms as those in this Agreement, including, but not limited to, the Unit Price, and may otherwise act under the same terms as those in this Agreement that apply to Eargo. Eargo’s Affiliate(s) and the Approved Buyer(s) are entitled to the benefits and protections of the delivery, compliance, indemnity, representations and warranties, and remedies provisions of this Agreement to the same extent as Eargo. Further, Eargo is entitled to all rights under this Agreement for all Units purchased by Eargo’s Affiliate(s) and Approved Buyer(s) as if Eargo had purchased the Units directly from the Supplier. When any of Eargo’s Affiliate(s) or the Approved Buyer(s) are acting as this Section 8.4 allows, this Agreement’s terms will govern Supplier’s dealings with such Affiliate(s) or Approved Buyer(s), and separate agreements that Supplier may have with Approved Buyer(s) will not apply to those dealings. Notwithstanding anything to the contrary, (a) Supplier will not disclose or otherwise enable any

Approved Buyer(s) to access, view, or use any Confidential Information of Eargo, or the terms or conditions of this Agreement, except to the extent expressly authorized by Eargo in advance and in writing; and (b) under no circumstances will any Approved Buyer have authority to issue any approvals, consents, or notices where such approvals, consents, or notices from Eargo are required under this Agreement. Each Approved Buyer will be independently and solely responsible for its respective purchases of Units and Services hereunder, including any and all payment obligations and fees owed for such purchases. Quantities of Units purchased by Eargo’s Affiliate(s) and Approved Buyer(s) will be included when determining the total volume of Eargo’s purchases under this Agreement In no event will Supplier (and Supplier acknowledges that it has no rights to) sell or otherwise make available any Units to parties other than to Eargo, its Affiliate(s) and the Approved Buyer(s).

8.5. Timely Performance. Supplier acknowledges that time is of the essence regarding the performance of Supplier’s obligations under this Agreement. If Supplier has any knowledge that anything has prevented or may prevent or threaten to prevent its timely performance under this Agreement or any Purchase Order or SOW, Supplier will immediately notify Eargo and include all relevant information concerning the delay or potential delay. Such notification will not operate to relieve Supplier’s obligation to deliver by the Delivery Date unless Eargo agrees otherwise in writing, rather the notice is intended solely to allow the parties to plan for addressing the possible delay.

8.6. No Guarantees. Supplier acknowledges and agrees that Eargo, its Affiliate(s), and the Approved Buyer(s) make no commitment, whether express or implied, to issue any Purchase Orders for Units under this Agreement, and are under no obligation to do so, or as to the frequency, quantity or value of any Purchase Orders that may be issued under this Agreement.

9. Shipment and Delivery.

9.1. Delivery. Supplier will: (a) fulfill all orders under each Purchase Order and, where applicable, each SOW, within [***] measured from [***]; and (b) deliver all Units and Services in accordance with Eargo’s requirements and by the delivery date(s) specified on the Purchase Order or SOW, as applicable, or such other date that Eargo may later specify as permitted by this Agreement (“Delivery Date”). Supplier will deliver all Units to the delivery address(es) set forth in the applicable Purchase Order. Supplier hereby acknowledges and agrees that Eargo may, from time to time, require Supplier to deliver all or a portion of the Units ordered under the Purchase Order to Approved Buyer(s)’ locations or other non-Eargo locations, pursuant to the applicable Purchase Order. Any Components consisting of Software, will be provided via electronic delivery unless included with the Products or otherwise specified in the applicable Purchase Order or SOW.

9.2. Shipping Terms. Except as otherwise set forth in the applicable SOW, Supplier will ship and deliver all Units [***] to the delivery location designated by Eargo, its Affiliate or Approved Buyer, as applicable, in the applicable Purchase Order or SOW, on or before the applicable Delivery Date. Transfer of title and risk of loss will be as per [***]. Upon Eargo’s request, at no additional charge to Eargo, Supplier will ship mixed and partial pallets of Units. Detailed packaging specifications may be set forth in a SOW. Supplier will ship the Units only via freight carriers that are selected or pre-approved by Eargo, and Supplier will manage all shipments directly with Eargo’s preferred freight forwarder. Supplier will mark the Units and packaging with the country of origin as required by applicable law, and provide a certificate of origin and any other documents required by customs clearance and/or tax purposes. For the avoidance of doubt, Eargo will be solely responsible for specifying any labeling of Units, pursuant to Section 7 above, and Supplier is responsible for adhering to such labeling instructions. Supplier will be responsible for all losses or damages caused or due to any errors or defects in packaging or transportation.

9.3. Late Delivery. If Supplier’s ability to manufacture and deliver any Units in accordance with the then-current Forecast is, or is likely to be, constrained for any reason, Supplier will promptly notify Eargo, in writing, of the constraint, provide a detailed description of Supplier’s plan to resolve it, and provide Eargo with [***] updates regarding the steps Supplier has taken to resolve the constraint. If delivery of any shipment of Units or completion of any Service is delayed, or Supplier anticipates will be delayed, by more than [***] beyond the applicable Delivery Date, or amended Delivery Date (if amended by Eargo pursuant to Section 8.2), at no fault of Eargo, then Eargo may at any time thereafter terminate the applicable Purchase Order(s) or SOW(s), in whole or in part, without any liability, be relieved of any existing or future payment obligations to Supplier with respect to such Purchase Order(s) or SOW(s), and receive from Supplier a complete refund of all amounts paid by Eargo in connection with the terminated Purchase Order(s) or SOW(s).

9.4. Import/Export. Supplier will, at no charge, promptly forward to Eargo any and all documents that may be reasonably required to allow Eargo to clear any and all Units, or any portion thereof, through customs, and/or obtain possession of any and all Units, or any portion thereof, at the port of entry. In addition, Supplier will provide any assistance Eargo deems necessary in order for Eargo, its Affiliate(s) or Approved Buyer(s), as applicable, to obtain any export licenses or other official authorizations to carry out the export of the Units.

9.5. Returns. If Eargo returns any Units under this Agreement, they will be returned to [***], Eargo’s place of business. Supplier will be the exporter and importer of record for all returns and responsible for ensuring that such returns comply with all export and import regulations. Eargo will return the Units via the freight forwarders that are selected or pre-approved by Supplier. Title and risk of loss for returned Units transfers to Supplier as per [***]. Supplier agrees that any duties and taxes that may be recoverable by the Supplier will not be charged or collected from Eargo.

10. Inspection and Acceptance.

10.1. Inspection and Acceptance. Upon receipt of Units under each delivery, Eargo will inspect such Units within [***] for obvious damage or defects (“Initial Inspection”). If all or any such Units fail the Initial Inspection then the shipment will be rejected and Acceptance will not be met. If all such Units meet Initial Inspection then Eargo will engage in further testing of the Units for a period of [***] following the Initial Inspection (“Test Period”) to determine whether such Units are in Compliance and to validate that such Units are not the subject of a government or manufacturer recall. If (individual Units or entire lots) are not in Compliance as determined by Eargo, its Affiliate(s) or Approved Buyer(s), as applicable, during the Test Period, then the Units will be rejected and Acceptance will not be met; in which case, Eargo may return such shipment and require a re-shipment of the conforming Units as detailed in Section 10.2 below. Before the end of the Test Period, Eargo, its Affiliate or Approved Buyer, as applicable, will notify Supplier of either its acceptance of the Units (“Acceptance”) or describe in reasonable detail why the Units are not in Compliance. Acceptance does not waive any of Eargo’s other rights or remedies under this Agreement with respect to such Units. Supplier understands that Eargo’s silence or payment of any invoices will not be deemed Acceptance of any Units.

10.2. Correction. If Eargo notifies Supplier that a Unit has failed Initial Inspection, is not in Compliance or has otherwise not met Acceptance, or if such Unit is the subject of a government or manufacturer’s recall, Eargo may at its sole discretion exercise one or more of the following remedies: (a) retain such Unit for correction by Supplier or another third party, in which event, Supplier will reimburse Eargo for all costs and expenses reasonably incurred by Eargo in connection with such correction; (b) retain such Unit as delivered, with an [***] to account for the diminished value of such Unit; (c) return such Unit to Supplier for correction or replacement by Supplier at Supplier’s sole cost and expense, including but not limited to all shipping costs associated with delivery of the Units to Eargo and return of the Units to Supplier, and Supplier will comply with Eargo’s instruction, if any, on how to correct or replace such Units; (d) return such Units to Supplier for full credit or refund, as elected by Eargo; (e) purchase from others in substitution for such Units, in which event, Supplier will promptly pay to Eargo the costs of the substitute products in excess of the Unit Price for such Units; and/or (f) terminate the Purchase Order or SOW with respect to such Units at no charge and without liability (Supplier will continue to perform such Purchase Order or SOW to the extent not terminated by Eargo), in which event, Eargo may request, and Supplier will upon such request promptly deliver to Eargo any completed and partially completed Units (and all related material and information) and transfer to Eargo all tangible property rights, title and interests in such Units as directed by Eargo [***]. Eargo will be entitled to recover from Supplier all costs and expenses reasonably incurred by Eargo in connection with any of the foregoing (including, without limitation, all costs to return such Units to Supplier). Eargo may recover any amount owed by Supplier to Eargo through, at Eargo’s election, credit, setoff, invoice, refund, cash payment, or otherwise.

10.3. Rejection of Replacement Products. If any replacement Products provided to Eargo after rejection of the original Products is found to have any errors or defects, does not conform to the applicable functional requirements or Specifications, contains cosmetic or packaging damage, do not meet the applicable warranties or conform to the applicable Purchase Order, Eargo will, at its sole option, in addition to and not in lieu or limitation of any other remedies available to Eargo: (a) afford Supplier one or more extension(s) of time to correct the non-conformity for a period to be specified by Eargo; (b) accept the defective Products for a reduced price (if applicable), the amount of which will be negotiated by the parties in good faith; or (c) terminate any pending or committed Purchase Order(s) or SOW(s) with respect to such Products, without any penalty or other liability to Eargo. If Eargo elects to terminate any pending or committed Purchase Order(s) or SOW(s), Eargo will, in addition to, and not in lieu or limitation of, any other remedies available to Eargo, be entitled to a prompt and full refund of all amounts previously paid for such rejected Products.

11. Unit Price and Payment.

11.1. Unit Price. The per unit price of each Product will not exceed the aggregate sum of the BOM Cost and Value Added in accordance with this Agreement (the “Unit Price”). Notwithstanding anything to the contrary, the Unit Price, and any Price Quotations (as defined below) for Products, will include all Services that are incidental to the assembly, manufacturing, testing, packaging, labeling and delivery of the Units, Project Management Services, and all Services that involve finishing, testing, inspecting, non-recurring engineering, minimum order quantities, and packaging fees, applicable royalties and all applicable inland taxes (excluding sales, use and similar taxes) and Eargo will not be invoiced or responsible to pay or reimburse Supplier for any amounts related to such included Services. Supplier will directly sell the Units and Services to Eargo, its Affiliate(s) and Approved Buyer(s) at the agreed Unit Price. The parties will review the Unit Price on a [***] basis.

11.1.1. Value Added. Parties will agree on the Value Added in writing through the Price Quotation provided to Eargo by Supplier and the Value Added will not exceed the quoted amount unless formally amended in writing by the parties. Supplier will not increase the Value Added unless warranted by a formal change to Specifications, design, Manufacturing Process, and/or BOM that has been documented under an Approved ECO.

11.2. Price Quotation. Eargo may request that Supplier provide pricing for certain Units, Services, BOM Costs, Value Added, minimum order quantities or any other Unit Price components through a request for proposal or request for quotation (“RFP” or “RFQ”) or other request methodology including, but not limited to, open book costing (collectively, “Price Quotation”). Supplier will not present Eargo with Unit Price increases unless such increases are justified by [***]. Eargo reserves the right to further negotiate Unit Price provided via a Price Quotation and the agreed upon Unit Price will be applicable on a worldwide basis and will not increase for a [***] period from the agreed effective date for the Unit Price (“Pricing Period”). If Eargo does not issue another Price Quotation for the subsequent Pricing Period, the [***] period following the Pricing Period (“Subsequent Pricing Period”), the current Unit Price will remain in effect and fixed for the duration of the Term.

11.3. Non-recurring Engineering Fees. The parties agree that any applicable non-recurring engineering fees, if any, will only include [***] and will not include any mark-ups, engineering, labor or development fees, unless otherwise expressly authorized in writing by Eargo. Any non-recurring engineering fees will be pre-approved in writing by Eargo, and Supplier acknowledges and agrees that once the non-recurring engineering fee is paid for the Products, Supplier will not be entitled to any further non-recurring engineering fees, regardless of the extent Purchase Orders are placed.

11.4. Cost Reduction. Eargo and Supplier will agree on a joint cost-reduction program throughout the first [***] of production of new Products. The program will consist of specific cost targets, specific project plans and timing, and specific cost-sharing schedules. After the first [***] of production of new Products, the parties will cooperate in good-faith to achieve a [***] cost reduction target of [***] for all delivered Products. BOM Cost and Value Added pricing will be reviewed [***] to ensure price reduction commitments are consistent with this provision and otherwise acceptable to Eargo. Supplier will provide data for the following [***] at least [***] prior to the then-current [***]-end. The parties will share the benefit of cost reductions of established Products (beyond the first [***] of production) per the following schedules:

11.4.1. BOM Cost reductions will be shared between the parties as follows: (a) if Supplier initiated the BOM Cost reduction within the first [***] of the Term, (i) Supplier receives [***] of the applicable BOM Cost reduction achieved for the first [***], [***] for the second [***], and [***] thereafter; and (ii) Eargo receives [***] for the first [***], [***] for the second [***], and [***] of the applicable BOM Cost reduction achieved thereafter; (c) if Supplier initiated the BOM Cost reduction after the first [***] of the Term, (i) Supplier receives [***] of the applicable BOM Cost reduction achieved for the first [***], and [***] thereafter; and (ii) Eargo receives [***] for the first [***] and [***] of the applicable BOM Cost reduction achieved thereafter; and (d) if Eargo initiated any BOM Cost reduction during the Term, (i) Supplier receives [***] for the first [***], and [***] thereafter; and (ii) Eargo receives [***] for the first [***], and [***] of the applicable BOM Cost reduction achieved thereafter.

11.4.2. Process improvements or labor cost reductions will be [***] between the parties as follows: Supplier will receive [***] of the applicable process improvement or labor cost reduction and Eargo will receive [***] of the applicable process improvement or labor cost reduction, [***].

11.4.3. If Eargo cancels any Purchase Order, Supplier will use [***] to mitigate the costs in connection with and other effects of such cancellation, including without limitation canceling orders for Components, returning Components (provided, however, that Supplier will not be obligated to attempt to return any Components which are, in the aggregate, worth less than [***]), ceasing the Manufacturing Process immediately, re-using, re-selling or selling for scrap any Components or raw materials and similar actions, and Eargo will [***] of the Units which Supplier is unable to mitigate.

11.5. Most Favored Pricing. If Supplier offers any more favorable term or condition to any other company than that which is offered to Eargo, then Supplier will concurrently extend equal or better terms and conditions to Eargo, and this Agreement and any applicable Purchase Order or SOW will be deemed amended to provide those terms to Eargo. Any amounts charged to Eargo in excess of prices offered by Supplier to any other company or partner for the Product will promptly be refunded or credited to Eargo, at Eargo’s sole option.

11.6. Invoices. For each and every Order, Supplier will not invoice Eargo, its Affiliate, or Approved Buyer, as applicable, for Units under that Order until all Units required under that Order have been delivered in accordance with the Delivery Date and to the specified delivery location on the applicable Purchase Order, and such Units have passed Initial Inspection. For professional or engineering Services that are not included within the Unit Price and are performed under a SOW, Supplier will not invoice for any such Services until Acceptance has been achieved. The fees for the Units and, where applicable, professional or engineering Services that are not included within the Unit Price will be as set forth on the applicable Purchase Order and correspond to the Unit Price under Appendix 5 (Unit Price) to the applicable SOW. At a minimum, each invoice will identify: (a) this Agreement; (b) the applicable Purchase Order and, where applicable, SOW; (c) dates when each Unit was provided; (d) the taxing jurisdiction(s) in which each Unit was provided; (e) the name, description and SKU of the Units; (f) the quantity of Unit being purchased; (g) the per Unit Price and discount for the Unit; and (h) the total dollar amount owed. If specified on a Purchase Order or SOW, Supplier will provide a lien waiver with each invoice. The lien waiver form will be provided to Supplier by Eargo.

11.7. Expenses. Eargo will [***], comply with Eargo’s applicable vendor expense reimbursement Policies and have been approved in each case in advance by Eargo in writing.

11.8. Payment. All payments will be made in U.S. Dollars, unless otherwise specified on the applicable Purchase Order or SOW. Subject to the terms of this Agreement, all invoices are due [***] after (a) delivery and successful Initial Inspection, as confirmed by Eargo, its Affiliate, or Approved Buyer, as applicable, to which such invoice pertains, or (b) in the case of engineering or professional Services not included in the Unit Price for Units and that are performed under a SOW, after Supplier’s completion of the applicable Services and Acceptance of the same by Eargo, and (c) in the case of (a) or (b), after Eargo’s receipt of an undisputed invoice. Eargo will have no obligation to pay any charges and expenses that Supplier fails to invoice to Eargo within [***] after Acceptance of the applicable Units. In the event, Supplier purchases any Components and/or raw materials from Eargo, Supplier will pay all undisputed amounts on each invoice within [***] after Supplier’s receipt of such invoice. During the Term, Supplier will extend a credit line of [***] to Eargo, and Eargo will provide updated financials to Supplier on a [***] basis so that the parties can review and discuss potential increases to Eargo’s credit line on a [***] basis. Supplier acknowledges that all such financials are within the meaning of Eargo Confidential Information.

11.9. Taxes. Each party will be responsible, as required under applicable law, for identifying and paying all taxes and other governmental fees and charges (and any penalties, interest, and other additions thereto) that are imposed on that party upon or with report to the transactions and payments under this Agreement. Subject to the terms of this Agreement, Supplier may charge and Eargo will pay applicable federal, national, state or local sales or use taxes or value added taxes that Supplier is legally obligated to charge (“Sales Taxes”), provided that such Sales Taxes are stated on the original invoice that Supplier provides to Eargo and Supplier’s invoice states such Sales Taxes separately and meet the appropriate tax requirements for a valid invoice. Eargo may provide Supplier with an exemption certificate acceptable to relevant taxing authorities, in which case, Supplier will not collect the Sales Taxes covered by such certificate. Throughout the Term, Supplier will provide Eargo any forms, documents, or certifications as may be required for Eargo to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement. Eargo will have no obligation to pay any taxes or fees that are: (a) based upon Supplier’s net or gross income or gross receipts; (b) franchise taxes or other taxes based on Supplier’s corporate existence or status; (c) personal property taxes on Units; and (d) due in whole or in part because of any failure by Supplier or its agents to file any return or information required by law, rule, or regulation.

11.10. Invoice Disputes. Notwithstanding anything to the contrary, Eargo reserves the right to dispute any invoice within [***] of its issuance. In the event of a good faith dispute with regard to an item appearing on any invoice, Eargo reserves the right to withhold such disputed amount while the parties attempt to resolve the dispute. Eargo’s withholding of such payment will not constitute a breach of this Agreement, nor will it be grounds for Supplier to suspend or withhold any manufacturing, production, fulfillment or deliveries or otherwise suspend its performance or any Services hereunder.

12. Term and Termination.

12.1. Term. The term of this Agreement begins on the Effective Date and continues in effect for twelve (12) months, automatically renewing thereafter for additional twelve (12) month periods, unless sooner terminated as provided in this Agreement (the “Term”).

12.2. Termination for Convenience. Notwithstanding anything to the contrary, Eargo may terminate this Agreement, any Purchase Order or any SOW at any time, for any or no reason, by giving Supplier one hundred and twenty (120) days’ written notice. Except as otherwise provided in this Agreement, Supplier may terminate this Agreement, at any time, for any or no reason, by giving Eargo at least twelve (12) months’ written notice. Upon any termination for any or no reason by either party, Supplier will [***] of all amounts paid in advance for Units or Services not yet delivered or performed by Supplier or not fully delivered or performed by Supplier in accordance with this Agreement.

12.3. Termination for Cause. Either party may terminate this Agreement if the other party fails to cure any material breach of this Agreement within thirty (30) days after receipt of written notice of such breach. In addition, in particular, Eargo reserves the right to terminate this Agreement for cause immediately upon written notice to Supplier in the event of: (a) any breach of confidentiality, (b) any breach of representations, warranties or covenants herein, (c) any incurable non-Compliance with respect to the Products, Components, or Services caused by any act, omission, default or breach by Supplier or any Supplier Parties, (d) any Epidemic Failure pursuant to Section 17.3 below, (e) where permitted, any Force Majeure Event (as defined below) affecting Supplier pursuant to Section 25.5.3 below, (f) any unauthorized distribution of the Products, or (g) any unauthorized use of the Marks.

12.4. No Suspension. Whether or not any disabling device or capability is listed in the applicable SOW or Specifications, Supplier agrees that in no event will it utilize or activate the same or otherwise attempt to avail itself of any self-help remedies without first obtaining a final judgment issued by a court of competent jurisdiction. In addition, Supplier is not permitted to and will not suspend performance or suspend or withhold any deliveries during the period of any dispute between the parties or otherwise.

12.5. Effect of Termination. Upon the expiration or any termination of this Agreement, Supplier will: (a) perform the Transition Services, (b) return materials, information and resources made available to Supplier as required by this Agreement, (c) if requested by Eargo, fulfill all then-outstanding unfulfilled Purchase Orders (except to the extent the same are canceled by Eargo as provided herein), (d) then cease any and all use of Eargo Property and manufacturing or sale of the Units, and (e) once all outstanding Purchase Orders (unless the same have been canceled by Eargo as provided herein) are fulfilled, cease all use of Eargo Property. Additionally, upon the expiration or any termination of this Agreement, Eargo will have the option to purchase from Supplier any Components or Excess inventory at the lesser of the Unit Price or the fair market value of such Components or Excess Inventory. Any termination of a Purchase Order or SOW will not result in termination of any other Purchase Orders(s), SOW(s) or this Agreement. Any termination of this Agreement, however, will result in termination of all SOW(s) and Purchase Order(s) then un-fulfilled unless Eargo elects otherwise pursuant to an amendment to this Agreement prior to the effective date of such termination as to the handling of then-pending Purchase Orders.

12.6. Transition. Unless otherwise instructed by Eargo, upon expiration or termination of this Agreement and/or any SOW(s), Supplier will furnish any and all Prototypes, First Articles, and Products, all associated documentation pertaining to the same, and Reports, to Eargo in the format required by Eargo, regardless of the state of completion within [***] of expiration or termination of this Agreement. Additionally, commencing from the expiration date of this Agreement or the termination date of this Agreement, or any SOW or Purchase Order, as applicable, if requested by Eargo and for a period designated by Eargo (the “Transition Period”), Eargo may continue to order Units and Services. During the Transition Period [***], Supplier will also make available to Eargo such other services as mutually agreed to by the parties, including services consisting of the transitioning of the manufacturing of Products to another manufacturing source and services that facilitate Eargo obtaining from another vendor substitute units and services (collectively, “Transition Services”). Supplier will [***] with Eargo, its Affiliate(s) and their respective Representatives and agents in the performance of the Transition Services. If Eargo terminates this Agreement pursuant to Section 12.3 above then Supplier will perform the Transition Services at no cost to Eargo and Supplier will not invoice or attempt to collect from Eargo fees or other amounts associated with the performance of such Transition Services.

12.7. Survival. The following Sections will survive any expiration or termination of this Agreement: 1 (Definitions), 6 (Manufacturing), 9.4 (Import/Export), 11.5 (Most Favored Pricing), 11.10 (Credits and Setoff), 11.11 (Invoice Disputes), 12.5 (Effect of Termination), 12.6 (Transition), 12.7 (Survival), 13 (Intellectual Property), 14 (Confidential Information), 15 (Access and Data Security), 16 (Representations and Warranties), 17 (Epidemic Failure), 18 (Disclaimer), 19 (Indemnification), 20 (Limitation of Liability), 21 (Compliance), 22 (Governance, Reports and Inspection) and 25 (General). Unless otherwise specified by Eargo or sooner terminated or canceled, any Purchase Order or SOW entered into prior to the termination of this Agreement will remain in effect in accordance with its own terms.

13. Intellectual Property.

13.1. Ownership. Except as otherwise provided herein and in any SOW, as between the parties, Supplier and its licensors will retain ownership of all Intellectual Property Rights in Supplier’s own Confidential Information and Records (except to the extent of any Eargo Data or Eargo Confidential Information therein). In addition, as between the parties, Eargo and its licensors own all right, title and interest, including all Intellectual Property Rights, in and to any and all Eargo Confidential Information, Eargo Data, Products, Enhancements, Feedback, Systems, Reports, Specifications, Approved Buyer list(s), Approved Vendor list(s), Prototypes, First Articles and Approved First Articles, and any materials or resources, provided by Eargo to Supplier or otherwise accessed by Supplier in connection with this Agreement (collectively, “Eargo Property”).

13.2. IPR Assignment. Supplier will not (and will not permit any Subcontractor) to improve, enhance, or modify any Products (collectively, “Enhancements”) without Eargo’s prior written consent in each instance and without meeting Compliance and adhering to the applicable Specifications. In any event, (a) if Supplier (or any Subcontractor) develops any Enhancements, and (b) as to all Feedback, Supplier hereby irrevocably transfers and assigns to Eargo and its Affiliate(s), successors and assigns, without further compensation or any attribution (and Eargo owns all right, title and interest in) all Intellectual Property Rights in and to Enhancements, Products, and Feedback. If Supplier has any rights to the Enhancements, Products, or Feedback that cannot be assigned to Eargo, then Supplier hereby unconditionally and irrevocably assigns the enforcement of any and all IPR to Eargo and grants Eargo, its Affiliate(s), Approved Buyer(s), and all of their respective subcontractors, agents and assignees, under all Intellectual Property Rights, an exclusive, irrevocable, perpetual, universal, fully paid up, royalty-free license (with the right to sublicense through multiple levels of sublicensees), to make, sell, lease, use, execute, reproduce, modify, adapt, display, perform, distribute, make derivative works of, export, disclose, market, promote, and otherwise disseminate or transfer, for any purpose whatsoever, and via any means or methods now known or hereafter developed, any and all rights in and to the Enhancements, Products, and Feedback. Additionally, Supplier irrevocably and unconditionally grants Eargo the power and interest to act as Supplier’s attorney-in-fact to execute any and all documents necessary to effectuate or perfect the assignments by Supplier and other rights of Eargo under this Agreement. Supplier, on behalf of itself and the Supplier Parties, will not assert, and otherwise waives, any and all “moral rights” or equivalent rights in and to the Enhancements, Products, and Feedback and hereby assigns to Eargo all such rights to the fullest extent permitted by law.

13.3. Non-Assertion. Supplier agrees not to sue upon or otherwise assert in any proceeding against Eargo or any of its Affiliate(s), Approved Buyer(s), subcontractors, successors, assigns, officers, directors or employees, any Intellectual Property Rights relating to any Eargo Property. Supplier further acknowledges and agrees that it will not, and it will not authorize any employee, independent contractor or third party to, file or register for any patent, copyright, trademark, trade dress or service mark protection in any country with respect to any Product or Component, without Eargo’s [***] in each instance, provided, however, that in no event will Supplier attempt or authorize any employee, independent contractor or third party to, file or register for any patent, copyright, trademark, trade dress or service mark protection in any country with respect to any [***] Property. Notwithstanding anything to the contrary contained in this Agreement, the covenants contained in this Section 13 will survive the expiration or termination of this Agreement for any or no reason.

13.4. Eargo Marks. Supplier agrees that it will not use Eargo’s name, logo or trademarks or that of any of its Affiliate(s) or pertaining to any of its Products (collectively, “Marks”) except on the Products in accordance with: (a) Eargo’s then-current branding and trademark usage guidelines, (b) Eargo’s prior approval (which may be provided in the applicable Specifications with standards against which use of the Marks must comply), and (c) any other requirements or approvals governing use of the Marks that Eargo may furnish under the applicable SOW, which may be given or withheld in Eargo’s sole and absolute discretion. Eargo may require that Supplier manufacture Prototypes, First Articles, and Products that bear Eargo’s Marks or other branding, as set out in the Specifications or as otherwise directed by Eargo. Supplier (and the Approved Vendors) will not manufacture any Products that contain or bear any Marks or other branding (or alterations to any Marks or branding) that was not officially pre-approved by Eargo, in each instance, as part of the Approved First Article, and Eargo, its Affiliate(s), and Approved Buyer(s) will not have any obligation to pay Supplier for any Products manufactured on that basis. All approved uses of the Marks will inure to the benefit of Eargo and its Affiliate(s), as applicable, and must be in accordance with Eargo’s then-current branding and trademark usage guidelines provided or made available to Supplier.

13.5. Feedback. Notwithstanding anything to the contrary, Eargo is free to retain, use and incorporate any and all written or oral ideas, suggestions or recommendations provided by or on behalf of Supplier, its authorized Subcontractors, or any Approved Vendors (referred to as “Feedback”) relating to the Products, Marks, Eargo Data or Confidential Information, without payment, attribution, or other consideration of any kind or nature to Supplier.

14. Confidential Information.

14.1. Meaning of Confidential Information. The parties agree that “Confidential Information” means any and all information (in any form or media) regarding a party’s, prospective, methods of operation, engineering methods and processes (including any information which may be obtained by a party by reverse engineering, decompiling or examining any Software or Hardware provided by the other party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, identities of and contact information regarding Approved Vendors and Approved Buyer(s), business methods, finances, management, and any other business information relating to such party (whether constituting a trade secret or proprietary or otherwise) which has value to such party and is treated by such party as being confidential. A party receiving Confidential Information under this Agreement is referred to as the “Receiving Party” and a party disclosing, furnishing or making Confidential Information available to the other party or its Representatives pursuant to this Agreement is referred to as the “Disclosing Party.” For purposes of this Agreement, “Person” will mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise; and “Representative” will mean a party’s employees, agents, or representatives, including without limitation, financial advisors, lawyers, accountants, experts and consultants. Each party acknowledges that Confidential Information of a Disclosing Party is the property of the Disclosing Party, provided, however, that in no event is Eargo Property to be considered included within or construed as the Confidential Information of Supplier. The terms of this Agreement, including all Specifications, Eargo Data, content of Reports, Forecasts, Prototypes or samples of the Product, Prototypes, First Articles, Approved First Articles, and any not previously publicly disclosed information about Eargo’s or its Affiliate(s)’ respective business, finances, information systems, software or technology provided by or on behalf of Eargo to Supplier under this Agreement will be deemed Confidential Information of Eargo without any further marking or designation and regardless of the lack of the same.

14.2. Non-Disclosure Obligation. Except as expressly authorized herein, the Receiving Party will hold in confidence and not use or disclose, and ensure that its Representatives do not use or disclose, any Confidential Information of the Disclosing Party, except solely for the purpose of performing the Receiving Party’s obligations under this Agreement, but not otherwise. For a period of [***] from the date of the last disclosure under this Agreement, the Receiving Party: (a) will maintain as confidential all Confidential Information disclosed to it by the Disclosing Party, (b) will not, directly or indirectly, disclose any such Confidential Information to any Person other than (i) those Representatives of the Receiving Party whose duties under this Agreement justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement, in writing, and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information, and (ii) if Supplier is the Receiving Party, to an Approved Vendor solely for the purpose of obtaining information from that Approved Vendor necessary for Supplier to prepare a Price Quotation, provided that each such Approved Vendor clearly understands its obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information, and (c) will treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

14.3. Exceptions to Confidential Information. The Receiving Party’s nondisclosure obligation will not apply to any information, regardless of whether marked or asserted to be Confidential Information by the Disclosing Party, which the Receiving Party can document with written records: (a) was rightfully in its possession or known to it prior to receipt of the Confidential Information; (b) is or has become public knowledge through no fault, act or omission of the Receiving Party; (c) is rightfully obtained by the Receiving Party from a third party without breach of any confidentiality obligation; or (d) is independently developed by employees of the Receiving Party who had no access to such information.

14.4. Compulsory Disclosures. If the Receiving Party or its Representatives is required or becomes legally compelled to disclose any of the Confidential Information pursuant to a regulation, law or court order, it will provide the Disclosing Party with prompt written notice so the Disclosing Party may seek appropriate protective orders. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

14.5. Return of Materials. Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party will remain the property of the Disclosing Party, and upon expiration or termination of this Agreement, for any or no reason, or upon earlier request by the Disclosing Party, will be promptly destroyed (with certification of such destruction in writing) or (if specifically requested in writing) returned by the Receiving Party, including all documents or materials of any nature in the Receiving Party’s possession, custody or control (regardless of the media in which such documents or materials are stored), including Confidential Information of the Disclosing Party and its Affiliate(s), that have been furnished by or on behalf of the Disclosing Party to the Receiving Party, or reproduced or developed by the Receiving Party or its authorized Subcontractors based on the Disclosing Party’s Confidential Information, provided, however, the Receiving Party may maintain copies of any such Confidential Information to the extent required for backup, disaster recovery, or business continuity; in such event the obligations of confidentiality hereunder will survive until such copies are destroyed.

14.6. Injunctive Relief. The Receiving Party acknowledges that disclosure of Confidential Information may cause substantial harm for which damages alone may not be a sufficient remedy, and therefore upon any such disclosure by the Receiving Party, the Disclosing Party will be entitled to seek appropriate equitable relief in addition to whatever other remedies it might have at law.

15. Access and Data Security.

15.1. Access to Systems. Access, if any, to Eargo’s computer, telecommunication or other information systems (“Systems”), if any, is granted solely to facilitate the business relationship described in this Agreement, and is limited to those specific Systems, time periods, and personnel as are separately designated by Eargo in writing from time to time. Access is subject to business control and information protection policies, standards, and guidelines as may be provided by Eargo. Use of any other Systems is expressly prohibited. Use of Systems during other time periods or by individuals not authorized by Eargo is expressly prohibited. Without limiting the foregoing, Supplier warrants that it has adequate security measures in place to comply with the above obligations and to ensure that access granted hereunder will not impair the integrity and availability of Systems. Pursuant to Section 22 below, Eargo may audit Supplier to verify Supplier’s compliance with these obligations.

15.2. Data Security.

15.2.1. Safeguards. Supplier will implement and maintain administrative, physical and technical safeguards that prevent any unauthorized use, access, processing, destruction, loss, alteration, or disclosure of any of Eargo Data (including any client or end user data held by Eargo) as may be held or accessed by Supplier. Such safeguards will include, without limitation, an information security program that meets the highest standards of best industry practice to safeguard Eargo Data. Such information security program will include, without limitation: (a) adequate physical security of all premises in which Eargo Data will be processed or stored; (b) all reasonable precautions taken with respect to the employment of and access given to Supplier personnel, including background checks and security clearances that assign specific access privileges to individuals; and (c) an appropriate network security program (which includes, without limitation, encryption of all sensitive or private data). Supplier agrees not to utilize any Eargo Data unless it is necessary to do so in order to fulfill an obligation under this Agreement. Supplier also agrees that it will not sell, disclose, transfer, share or lease any Eargo Data under any circumstances.

15.2.2. Notification of Security Breach. Supplier will notify Eargo immediately following discovery of any suspected breach or compromise of the security, confidentiality, or integrity of any Eargo Data. Written notification provided pursuant to this paragraph will include a brief summary of the available facts, the status of Supplier’s investigation, and if known and applicable, the potential number of persons affected by release of data relating to such person (“Affected Persons”). If applicable, upon written request from Eargo, Supplier agrees to notify the Affected Persons regarding any security breach in a form approved in writing by Eargo. Such notices will be delivered within a reasonable time and in a manner approved by Eargo. Supplier agrees to provide at no charge to Affected Persons appropriate credit monitoring services for at least [***]. All costs associated with any security breach including but not limited to, the costs of the notices to, and credit monitoring for, Affected Persons will be the sole responsibility of Supplier. Supplier agrees that it will not communicate with any third party, including, but not limited to the media, vendors, consumers and Affected Persons regarding any security breach without Eargo’s specific prior written consent and approval of the content of such communication. At Eargo’s request, Supplier will execute and abide by the terms of any agreements as may be required by applicable law or regulation.

15.3. Returns; Eargo Confidentiality. Notwithstanding anything that may be construed to the contrary, Eargo, its Affiliate(s), and Authorized Buyer(s) have no obligation to return to Supplier any Product, or Component thereof, which may contain any Eargo or Affiliate Confidential Information, including but not limited to hard disk drives, solid state drives and other memory devices, in order for Supplier to perform its warranty obligations under this Agreement.

16. Representations and Warranties.

16.1. General Warranties.

16.1.1. Corporate Warranties. Supplier represents and warrants that it has with respect to this Agreement and each Purchase Order and SOW: (a) it has the right to enter into this Agreement and its performance of this Agreement will be free and clear of liens and encumbrances; (b) taken all corporate action necessary for the authorization, execution and delivery of such agreements and to make such agreement legal, valid and binding obligations of Supplier; (c) no agreement or understanding with any third party that interferes with or will interfere with its performance of its obligations under such agreements; and (d) obtained and will maintain all rights, approvals and consents necessary to perform its obligations and grant all rights and licenses granted to Eargo under such agreements. Supplier further represents and warrants that: (d) Supplier has all rights necessary to sell the Units and perform the Services and to allow Eargo, its Affiliate(s), Authorized Buyer(s) and their respective subcontractors, agents, licensees and end users to exercise the rights and licenses granted in this Agreement, without restriction, encumbrance, lien, royalty obligation, or additional charge or obligation of any kind; (e) the Products and Enhancements, including any portion thereof, or any intended combination with other hardware or software, or the sale, offer for sale, use, or importation thereof, do not infringe any IPR; (f) it has all right, title and interest to grant the licenses granted herein; and (g) it will not sell, license, lease, distribute, make available, ship or otherwise provide any Products to any parties other than Eargo, its Affiliate(s), and Approved Buyer(s) purchasing the same.

16.1.2. Services Warranties. Supplier will (and will ensure that all Subcontractors and Approved Vendors) render Services in a professional manner consistent with highest industry standards, and all personnel providing Services will be adequately trained and qualified.

16.1.3. Compliance. Supplier warrants and represents on behalf of itself, all Supplier Parties, and any authorized Subcontractors that it and they will comply with all Policies, and any and all revisions to any Policies, all of which are hereby incorporated by this reference into this Agreement. Additionally, Supplier warrants and represents that Supplier will select packaging and raw materials that comply with environmental regulations, where such selection does not conflict with Eargo’s Specifications.

16.1.4. Compliance with Laws. Supplier warrants and represents on behalf of itself, all Supplier Parties, and any authorized Subcontractors that it and they will comply at all times in the performance of this Agreement, and that all Units and Services will comply with all applicable federal, state and local laws and government rules and regulations (including without limitation, all applicable Thailand employment laws) of any jurisdiction in which Services are performed, Units are manufactured from or to which Units are shipped.

16.2. Product Warranties.

16.2.1. Warranty. Supplier warrants and represents that all Products will: (a) be new, unused and comprised of new Components and/or raw materials when delivered, except to the extent the Products are part of a repair and/or refurbishment program authorized in writing by Eargo; (b) be provided with good and marketable title, [***]; (c) be in Compliance; (d) meet all product safety standards and requirements referenced in the Specifications and the Policies, as applicable; and (e) for a period of [***] from the sale of the Products by Eargo to its end-customer (the “Warranty Period”) such Products will be: (i) free from any defects in design, material and workmanship; (ii) in Compliance, including in Compliance with the applicable Specifications; and (iii) manufactured in a professional, workmanlike manner in compliance with all standards and rules reasonably established by Eargo. Eargo will have the right, at any time, to purchase an extended warranty for additional [***] periods past the Warranty Period.

16.2.2. ISO 13485. Supplier will ensure, continuously throughout the Term and thereafter, as applicable, that Supplier and any authorized Subcontractors used by Supplier in the manufacture of Units will have current ISO 13485 certification, FDA registration and any other applicable certifications for the factories in which Units will be manufactured. If either Supplier or Supplier’s authorized Subcontractors no longer possess the ISO 13485 certification, FDA registration and any other applicable certifications for the factories in which Units will be manufactured, Supplier will notify Eargo in writing immediately. Supplier and any authorized Subcontractors will then have [***] from the date of such notice in which to be recertified by the applicable certifying body and furnish evidence of the same to Eargo.

16.2.3. No Harmful Material. Supplier warrants and represents on behalf of itself, all Supplier Parties, and any authorized Subcontractors that: (a) it will not include any harmful code, malicious code, disabling code, including, without limitation time bombs, Trojan horses, and viruses (collectively, “Malicious Code”) in the Product or on any Components; (b) it will have quality control measures in place to ensure that all units of the Product delivered to Eargo, its Affiliate(s), or any Approved Buyer(s) are free of any Malicious Code; and (c) the Products will not include any software disabling devices, time-out devices, counter devices and devices intended to collect data regarding usage of the Products.

16.2.4. Hazards. Supplier warrants and represents on behalf of itself, all Supplier Parties, and any authorized Subcontractors that the Products will be free of any defects that could result in personal or bodily injury, death or property damage (“Hazard”). Supplier will promptly notify Eargo if it learns that any Product may present a Hazard. Supplier will give this notice before giving any notice to a governmental agency, unless the law specifically prohibits this. Supplier will promptly give Eargo all relevant data, and review and discuss with Eargo all information, tests, and conclusions about the Hazard and the basis for any contemplated recall or other remedial action. Even if the Warranty Period has expired, Supplier will be responsible for all costs of any such remedial action, including Eargo’s reasonable out-of-pocket costs. If Eargo asks, Supplier will give Eargo and any designee all reasonable assistance in deciding how best to deal with the Hazard, and in preparing and making presentations before any governmental agency that may have jurisdiction over any aspect of any Hazard. All information regarding a Hazard in any Product or the Product or any Eargo location is Eargo’s Confidential Information.

16.2.5. No Remote Access or Disruption. Supplier warrants and represents on behalf of itself, all Supplier Parties, and any authorized Subcontractors that it and they will not disturb Eargo’s quiet enjoyment and use of the Products. Supplier further represents and warrants that it has not included in any Product any device or mechanism which would permit Supplier or any third party to remotely access or disable the Product. In no event will Supplier, its agents or employees or anyone acting on its behalf, disable or interfere, in whole or in part, with Eargo’s or any end user’s use of the Products, regardless of whether the disablement is in connection with any dispute between the parties or otherwise. Supplier understands that a breach of this provision could cause substantial harm to Eargo and to numerous third parties, including end users of the Products, having business relationships with Eargo.

16.2.6. Product Inventory. Supplier represents and warrants that it will not (and will not permit any third party) to distribute, dispose of, or sell any Product Inventory, other than to Eargo, its Affiliate, and/or an Authorized Buyer. Supplier acknowledges and agrees that it has no right to liquidate any Product Inventory, for any reason, including termination or otherwise.

16.2.7. Unauthorized Warranties. Supplier represents and warrants that it will not make any representations, warranties, or commitments with respect to the Products to any end customer of Eargo, Eargo Affiliate(s), and/or the Authorized Buyer(s).

16.3. Remedies for Breach of Warranty.

16.3.1. Service Warranty Remedies. In addition to and not in lieu of any other remedies provided Eargo in this Agreement, if any Units or Services do not conform to the warranties set forth in this Agreement, Supplier covenants and agrees to provide the following additional remedy which Eargo may elect, at Eargo’s option, Supplier will re-perform the Services and ship replacement Units all at no additional cost to Eargo, with Supplier being solely responsible for any and all shipping costs, including full freight costs, in both directions for any such replacement Units.

16.3.2. Product Warranty Remedies. Eargo will submit any and all claims for a breach of warranty under Section 16.2, no later than [***] after the expiration of the Warranty Period. At Supplier’s expense, Supplier will accept the return of any Product(s) that does not conform to the warranties of Section 16.2 or a consumer’s reasonable expectations, or fails to meet Compliance, or creates a Hazard (referred to as “Defective Products”). If Supplier delivers Products that, at any point, become Defective Products where root cause is a manufacturing defect or a defect in the Manufacturing Process, then Eargo may, in its sole discretion, select one or more of the following remedies, in each instance of Defective Products, at Supplier’s sole cost and expense: (a) require Supplier to compensate Eargo for the Defective Products and any associated transportation costs between Eargo and Supplier; (b) require Supplier, or an Eargo-designated third party, to re-perform the non-conforming Services and/or repair the Defective Products and recover from Supplier all reasonable related costs and expenses; (c) purchase products or services comparable to the Defective Products or Services, in which case Supplier will promptly pay to Eargo the costs of the substitute in excess of the price of such Product or Service; and/or (d) require Supplier to provide a written issue or defect analysis report and correction plan. Additionally, if Supplier delivers Products that, at any point, become Defective Products then, regardless of the existence or nature of root cause, Eargo may, in its sole discretion and without limiting the foregoing remedies, require Supplier to ship, at Supplier’s sole cost and expense, a replacement of the Defective Product(s) with Products that are in Compliance, and such replacements will be considered new Products. Supplier will be responsible for all costs and expenses associated with shipping and insurance for returns and replacements, and will replace any Defective Products returned for replacement with new (not used or refurbished) Units free of charge. Repaired and replacement Products will be warranted for a new Warranty Period as set forth above in this Section 16.

16.3.3. Remedial Performance Issues. If Supplier fails to repair or replace Defective Products within [***] after Supplier’s receipt of the applicable Defective Products, or with respect to Services, within [***] after Eargo informs Supplier that the applicable Service does not conform to the warranties in Section 16, Eargo may, at its sole option, (a) extend the correction period; or (b) obtain a full refund of all fees paid to Supplier for the defective Product and/or Service and reimbursement for any other Product and/or property that Eargo is unable to use or that is otherwise damaged as a consequence of the nonconformity along with any costs incurred by Eargo in uninstalling and removing the Defective Product from its premises.

16.4. Pass Through of Third Party Warranties. In addition to its other representations and warranties given in this Agreement, Supplier will provide to Eargo the full benefit of all covenants, warranties, representations and indemnities granted to Supplier by third parties (including without limitation, any Approved Vendors) in connection with the Products or Components.

16.5. Survival of Warranties. All warranties set forth in this Agreement, including those in this Section 16 will survive inspection, Acceptance and payment, as well as expiration or any termination of this Agreement. In addition, Eargo’s rights and remedies under this Agreement with respect to the Products (including any and all warranties) will remain in full force and effect even if Eargo sells, consigns or otherwise transfers the Products to any of Eargo’s logistics and/or distribution partners.

17. Epidemic Failures.

17.1. Epidemic Failure. “Epidemic Failure” means the occurrence of Defective Products, Component defects, or other failures (whether or not resulting in breach of any warranties of Section 16) that: (a) are experienced by more than [***] of the identifiable subclass of the Products or of the Units of any given Product or Component in substantially the same manner, whether occurring in whole or in part during or after the Warranty Period; or (b) any governmental agency or court of competent jurisdiction finds that any Product or Component contains a safety hazard or other condition that requires or would make advisable a recall of such Product or Component. Supplier will be responsible for any and all [***] costs and expenses that Eargo, its Affiliate(s), and their respective subcontractors, incur related to any Epidemic Failure that is the result of Supplier or the Supplier Parties failing to manufacture the Units to the Specifications. Typical costs for which Supplier would be responsible include freight costs to recall Units from Eargo’s customers, warehouses, or distribution centers, freight costs to ship failed Units back to Supplier, costs to remedy the Units including repair, rework, replacement, and testing costs, and freight costs to ship remedied Units back to Eargo.

17.2. Failure Analysis. If an Epidemic Failure occurs: (a) Eargo will promptly notify Supplier upon discovery of the Epidemic Failure; (b) Supplier and Eargo will jointly exert all [***] efforts to diagnose the problem and plan a work-around or more permanent solution; (c) Supplier will apply its ECO procedure in appropriate circumstances for hardware problems originating in the manufacturing process; and (d) Supplier will prepare and consult with Eargo regarding an appropriate recovery plan as well as an appropriate workaround, as an interim solution, if one is needed., Subject to Supplier’s obligations in Section 17.1, Eargo will [***], if any, of a “root cause” analysis and follow-up corrective actions associated with any epidemic failure due [***].

17.3. Termination for Epidemic Failure. If an Epidemic Failure occurs, Eargo may terminate any and all applicable Purchase Order(s) or SOW(s) upon notice to Supplier, in whole or in part, without any liability, and receive from Supplier a complete refund of all amounts paid by Eargo in connection with the terminated Purchase Order(s) or SOW(s) and be relieved of any and all payment obligations to Supplier with respect to such Purchase Order(s) or SOW(s).

18. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

19. Indemnification.

19.1. Indemnification by Supplier. Supplier covenants and agrees to indemnify, defend and hold harmless Eargo, its Affiliate(s), Approved Buyer(s), and their respective agents, contractors, officers, directors, employees and Representatives (including any combination of the Eargo, its Affiliate(s), Approved Buyer(s) or their respective agents, contractors, officers, directors, employees and Representatives) (collectively, the “Indemnified Parties”) from and against any and all claims, allegations, losses, damages, settlements, governmental fines and penalties, and all other liabilities, including attorneys’ and other professional fees and court costs, and all costs and expenses, arising out of or related to: (a) the Units, or any portion thereof, on their own or in combination with any other goods and services, infringe any rights or IPR of a third party (collectively, “Third Party IPR”) where such Third Party IPR relates to Supplier’s Manufacturing Process, or manufacturing, packaging, testing, or other Services provided under this Agreement, excluding Product design and materials or equipment consigned to Supplier by Eargo; (b) personal injury or property damage resulting, directly or indirectly from the Units or Services (including any Hazard), the performance of Supplier’s obligations hereunder, or the fault or negligence of Supplier or the Supplier Parties; (c) negligent, willful or reckless acts or omissions, dishonesty or fraud of or by Supplier or any Supplier Parties; (d) a breach or alleged breach by Supplier or any Supplier Parties of any provision or clause (e.g., Supplier or Supplier Parties act in contravention of any clause or perform acts contrary to the terms specified in this Agreement) of this Agreement; (e) any claim or cause of action anywhere in the world asserted against Eargo or any of the Indemnified Parties alleging or in connection with alleged defects in the assembly or manufacturing of the Product(s); or (f) violations of law in the manufacture of the Products; (each a “Claim” and collectively, “Claims”).

19.2. Process and Remedies. Eargo will give prompt written notice of each Claim to Supplier and, subject to Supplier fulfilling all of its obligations under this Section 19, Eargo will permit Supplier to control the defense of the Claim, provided that: (a) Supplier’s use of counsel of its own choosing has been pre-approved by Eargo, such approval not to be unreasonably withheld or delayed; and (b) Supplier will not enter into any settlement of any Claim that imposes any obligation on Eargo without Eargo’s prior written consent. In that event, Eargo will not settle such Claim without Supplier’s consent if such settlement requires any payment by Supplier, provided that Supplier will not unreasonably withhold or delay its consent. Eargo may participate in the defense of any Claims by counsel of its own choosing, at its cost and expense. Notwithstanding the foregoing, Eargo may control the defense and settlement of a Claim if there is a reasonable risk that Supplier will not be able to cover its full obligation for the Claim or if there is a significant risk of harm to Eargo from a request for an injunction. Supplier agrees to provide information and assistance reasonably necessary to enable Eargo to defend the Claim (at Supplier’s expense), and if Supplier defends at Eargo’s request, then Eargo will do the same (at Supplier’s expense).

Supplier will not publicize or permit any third party to publicize any settlement of such Claim or allegation without Eargo’s prior written permission, in each instance. If Supplier can substantiate with a preponderance of the evidence that the Claim is not fully covered by the indemnity obligations in Section 19.1 above, then the parties agree the Claim will be tolled while the parties negotiate in good faith an equitable arrangement regarding the defense of the Claim and any settlement thereof consistent with Supplier’s obligations hereunder.

19.3. Claim Mitigation. Without limiting any of Supplier’s indemnification or other obligations under Section 19, if a Product becomes, or in either party’s reasonable opinion is likely to become, the subject of a Claim, Supplier will, at Eargo’s sole option, and Supplier’s sole expense: (a) procure for Eargo the right to continue to manufacture, use, distribute, market and sell the applicable Product as contemplated hereunder; (b) modify the Product to eliminate any Claim which might result from its manufacture, use, distribution, marketing or sale hereunder, provided that the Product’s performance must remain at least as good as provided in the Specifications and subject to Eargo’s approval; (c) replace the Product with equally suitable, compatible and functionally equivalent non-infringing Product subject to Eargo’s approval, at no additional charge to Eargo; or (d) reimburse Eargo for costs of cover associated with Eargo’s engagement of any third parties to perform the obligations of Supplier that are impacted by the actual or potential Claim.

20. Limitation of Liability.

20.1. Consequential Damages Waiver. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, AND EXCEPT AS OTHERWISE PROVIDED BELOW IN SECTION 20.3, NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING LOST PROFITS), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

20.2. Direct Damages Cap. SUBJECT TO SECTION 20.3 BELOW, EARGO’S AND SUPPLIER’S MAXIMUM AGGREGATE LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT WILL NOT EXCEED [***] UNDER THIS AGREEMENT [***], REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF EARGO WAS INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

20.3. Exceptions. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PROVISIONS OF SECTIONS 20.1 AND 20.2 ABOVE WILL NOT LIMIT OR WAIVE ANY CLAIMS OR DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO: ANY REFUNDS, CREDITS OR REIMBURSEMENTS DUE BY SUPPLIER TO EARGO HEREUNDER, SUPPLIER’S OBLIGATIONS UNDER OR ANY BREACH OF: SECTION 6.8 (UNAUTHORIZED DISTRIBUTION AND COUNTERFEIT GOODS), SECTION 9.4 (IMPORT/EXPORT), SECTION 14 (CONFIDENTIAL INFORMATION), SECTION 15 (ACCESS AND DATA SECURITY), SECTION 16 (REPRESENTATIONS AND WARRANTIES), SECTION 17 (EPIDEMIC FAILURES),

SECTION 19 (INDEMNIFICATION), AND/OR SECTION 21 (COMPLIANCE). THE PARTIES AGREE THAT THE PROVISIONS PERTAINING TO WARRANTIES, DISCLAIMER, INDEMNIFICATION AND LIMITATIONS OF LIABILITY, ALONG WITH THE UNIT PRICE OFFERED TO EARGO, REPRESENT A FAIR ALLOCATION OF RISK IN THE ABSENCE OF WHICH THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT.

21. Compliance.

21.1. Compliance with Policies. Supplier will comply with all Policies continuously throughout the Term and will ensure that all authorized Subcontractors and Approved Vendors comply with all Policies in the performance of their respective activities related to this Agreement. Eargo reserves the right to update the Policies from time to time as it deems appropriate and will deliver the applicable updated Policies to Eargo.

21.2. Manufacturing Compliance. Supplier will comply and ensure that all authorized Subcontractors and Approved Vendors comply with all laws and regulations applicable to the Supplier and manufacturing of the Products, including but not limited to, governmental regulations, labor laws, and environmental standards. Eargo will have no liability for any aspect of Supplier’ supply chain or operations, including any and all Approved Vendors.

21.3. Export Compliance. All Products and Components sold pursuant to this Agreement are subject to all applicable laws, regulations, orders and other limitations on the export and re-export of commodities, technical data and software. Supplier will be solely responsible for compliance with all applicable export and re-export control laws that apply to its sale activities and Supplier further agrees that it will not export, re-export, resell or transfer any export-controlled commodity, technical data or software: (a) in violation of such limitations imposed by the United States, or any other relevant national government authority; (b) to any country for which an export license or other governmental approval is required at the time of export, without first obtaining all necessary licenses or other approvals; (c) to any country or national or resident of a country to which trade is embargoed by the United States; (d) to any person or firm on the U.S. Department of Commerce’s Table of Denial Orders or Entities list, or U.S. Treasury Department’s list of Specially Designated Nationals; or (e) for use in any sensitive nuclear, chemical or biological weapons, or missile technology end-uses unless authorized by the U.S. Government by regulation or specific license.

21.4. Anti-bribery Supplier. in connection with its provision of the Services and manufacturing of the Products pursuant to this Agreement, will refrain from: (a) offering, giving or promising, directly or indirectly, money or anything of value to any person in any manner that would constitute commercial bribery or an illegal kickback, or would otherwise violate any applicable anti-bribery law; and (b) offering, giving or promising, directly or indirectly, money or anything of value to a Government Official or other person to influence a Government Official in his or her official capacity, induce a Government Official to do or omit to do any act in violation of his or her lawful duty, or to secure any improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, any person. For the purposes of this Section, “anything of value” will include, but not be limited to, cash or a cash equivalent, discounts, gifts, use of materials, facilities or equipment, entertainment, drinks, meals, transportation, lodging, or promise of future employment. “Government Official” will mean any official or employee of any national, state, regional, provincial, city, local, tribal, or foreign government; any official or employee of any government department, agency, commission, or division; any official or employee of any state-owned or state-controlled enterprise; any official or employee of a public educational, scientific or research institution; any political party or any official or employee of a political party; any candidate for public office; any official or employee of a public international organization; any person acting on behalf of or any relatives or close family/household members of any of those listed above.

22. Governance, Reports and Inspection.

22.1. Governance. The parties will establish business processes to monitor and improve their business relationship contemplated by this Agreement Additionally, the parties agree to review the Unit Price on a [***] basis during the Term, including, without limitation, Value Added, cost reduction target, minimum order quantities, and increases to credit lines. Eargo and Supplier will mutually agree on reviews and frequency, which may include but not be limited to: [***] status calls and Report reviews, [***] sales and operations planning meetings, and quarterly business reviews (“QBRs”). In addition, Supplier will have a system for the collection and maintenance of quality assurance records. Supplier will provide a report describing such system to Eargo (for information and approval) prior to Supplier beginning any work under this Agreement or any applicable Purchase Order and/or SOW. Quality assurance records, whether written or electronic, will be made available for Eargo’s inspection upon reasonable notice. Supplier will maintain all quality assurance records pertaining to this Agreement, during the Term, and for a period of [***] following shipment of the applicable Units, whichever is longer.

22.2. Reports. Within [***] of the Effective Date, Supplier and Eargo will mutually agree upon the content, nature and form of Reports (defined below) and the frequency of such Reports. Following such mutual agreement, continuously throughout the Term, unless otherwise expressly set forth in the applicable SOW, Supplier will provide Eargo with real-time (or once every [***] period) accurate reports, in a form and format reasonably requested or approved by Eargo, of all information mutually agreed by the parties, including but not limited to, data points pertaining to the Services and Supplier’s activities under this Agreement, Inventory and material shortage reports, open Purchase Order reports & material liability reports, Excess Inventory and Obsolete Inventory reports, QBR reports, MRP reports, incoming material inspection reports, Manufacturing Process reports, material scrap reports, in-process inspection reports, final inspection reports, reliability testing reports, real-time production, quality, and delivery information, data points regarding the Manufacturing Process, sourcing and testing of Products and Components, Inventory levels, returns, defects, warranty claims, and the assembly, manufacturing, testing, packaging and shipment of Products (collectively, “Reports”). Supplier will conform the Reports to the format, if any, provided or approved by Eargo. By way of illustration, sample Report formats are set forth in Exhibit C to this Agreement and incorporated herein by this reference and Supplier will use best efforts to comply with such formats, where appropriate, unless otherwise approved or requested by Eargo. If Eargo requests access to Supplier’s systems that contain, collect or reference data and information relevant to the data points required for the Reports, then Supplier will provide, facilitate and ensure that Eargo has access to such systems and is capable of accessing, viewing, downloading, and otherwise making use of the Reports. Supplier will not provide raw, uncompiled data for any Reports unless requested by Eargo or unless such raw data is accompanied by a compiled report with resulting findings or analysis. Notwithstanding anything to the contrary, Eargo may request Reports over any period of time and may also request cumulative reports or other analyses of data sets in relation to other data sets or patterns over periods of time. There will be no cost to Eargo for Supplier’s compilation or provision of Reports or systems by which to access Report data. Supplier agrees to and will exercise due care and implement business-class safeguards to prevent the unauthorized access to, disclosure, distribution or reproduction of Reports or data within Reports by any third party.

22.3. Records. Continuously throughout the Term, Supplier will maintain complete, accurate and up-to-date written books and records in the normal course of its business, including but not limited to device history records (“Device History Records”), records about Supplier’s performance under this Agreement (including quality programs and test documentation), Supplier’s financial reports, quality control test results, Prototype test results, sales records, sales to all buyers of the Products, agreements or documentation with Approved Vendors and Approved Buyer(s), and purchasing records for Components and related to Approved Vendors, all reports issued to Eargo, raw data for all reports issued to Eargo or otherwise generated in connection with Supplier’s activities hereunder (all of the foregoing are collectively referred to as “Records”). Supplier will keep and maintain complete and accurate accounting Records, in accordance with United States generally accepted accounting principles consistently applied, to support and document all amounts payable to Supplier under this Agreement. Supplier will retain those accounting Records for [***] after the amounts documented in those Records become due. Supplier will maintain all other Records for at least [***] from the date of the events being documented. Supplier will provide Records to Eargo upon Eargo’s request. Additionally, Supplier will provide Device History Records to Eargo upon request, and the parties acknowledge and agree that it is preferred that Device History Records will be provided via email to Eargo with each delivery of Units by Supplier.

22.4. Inspection and Audit.

22.4.1. Price Verification. Supplier will provide Eargo with Component and raw material pricing for the purposes of determining BOM Cost. Eargo may review applicable vendor agreements and pricing arrangements to verify BOM Cost, except to the extent non-disclosure agreements prohibit Supplier from disclosing specific vendor pricing, in which case, Supplier will provide to Eargo aggregated price verification.

22.4.2. Books and Records. Upon [***] advance written notice, Supplier will permit Eargo, its Affiliate(s) and their respective agents, subcontractors, auditors and Representatives to inspect, review, audit, and, where applicable, visit, Supplier’s books, Records (including those described in Section 22.3), Reports (including those described in Section 22.2), third party audit and examination reports, systems, facilities, plant, controls, laboratories, Manufacturing Process, procedures, information regarding pricing, quality assurance testing and measurement systems, Inventory, Product production, manufacturing of Prototypes and First Articles, storage of the Approved First Article, Products, Components, and other matters relevant to Supplier’s performance under the Agreement to assess and validate Compliance and Supplier’s adherence to the terms of this Agreement, including all Exhibits and Appendices, as well as its obligations to Eargo, as well as cycle counts of Eargo materials and inspection of Eargo tooling. Additionally, Supplier will permit Eargo, its Affiliate(s) and their respective agents, subcontractors, auditors and Representatives to conduct an on-site visit to each and all of the factory premises involved in the Manufacturing Process or utilized in connection with Supplier’s performance of the Services. Supplier will supply copies of all Records as well as originals if requested.

22.4.3. Without limiting the foregoing, Supplier will, at all times and at no additional charge, facilitate regular on-site visits by Eargo, its Affiliate(s) and their respective agents, subcontractors, auditors and Representatives, in the facilities, plants, controls, laboratories, and/or any other Unit production premises utilized by Supplier in connection with its performance of the Services. In addition and without limiting the foregoing, Supplier will allow the FDA and any other applicable regulatory authorities to inspect its facilities and/or premises related to the manufacture and/or production of the Products, Components and/or Units. Supplier will notify Eargo of any such audits in advance, if applicable, and any adverse audit results (including but not limited to, FDA 483s or major non-conformities observed by notified body), and/or any change in regulatory or legal status that could affect Supplier’s ability to supply the Products and/or perform the Services in compliance with this Agreement.

22.4.4. There is no limit on the amount or frequency of the audits and inspections contemplated by this Section 22.4. Supplier will make all personnel and Subcontractors available to Eargo, its Affiliate(s) and their respective agents, subcontractors, auditors and Representatives in connection with such audits and inspections.

23. Insurance.

23.1. Coverage. Supplier will maintain, continuously throughout the Term, at its own expense insurance of the type and in the amounts specified below:

23.1.1. Worker’s Compensation as required by law in all jurisdictions where Supplier has employees and where Services are performed;

23.1.2. Commercial General Liability including blanket contractual liability and broad form property damage, with limits of at least [***] combined single limit for personal injury and property damage for each occurrence; and

23.2. Insurance Requirements. The insurance policies for the above must: (a) be issued by companies with a rating of [***] or better in the current [***]; (b) not be cancelled or have coverage reduced without at least [***] notice from Supplier to Eargo; Supplier will provide to Eargo, upon request, certificates of insurance for each of the above-referenced insurance policies, indicating the amount and nature of such coverage and the expiration date of each policy. Each party agrees that it, its insurer(s) and anyone claiming by, through, under or on its behalf will have no claim, right of action or right of subrogation against the other party and the other party’s Affiliate(s), directors, officers, and employees based on any loss or liability insured against under the insurance required by this Agreement.

24. Executive Escalation. Except for any claims or disputes based upon breach of confidentiality, or breach, infringement or misappropriation of Eargo’s Intellectual Property Rights, for any or all of which Eargo may elect to pursue injunctive relief as permitted by this Agreement, should any dispute arise between Eargo and Supplier pertaining to this Agreement or their rights and responsibilities to the other created hereunder, before proceeding with any binding arbitration pursuant to Section 25.3 below, the parties will first escalate such dispute by requesting that senior management level representatives of the parties meet to discuss and attempt to resolve the dispute in good faith. If such individuals are unable to resolve the issue in a timely manner, then either party may pursue any other rights or remedies under contract or at law as it deems appropriate to resolve the dispute, subject to Section 25.3 below.

25. General.

25.1. Assignment. Neither party may assign the Agreement or its rights or obligations hereunder without the other party’s prior written consent, which consent will not be unreasonably withheld or delayed; provided that if the other party does consent, such assignee agrees to be bound by the terms and conditions of the Agreement, and provided, further, that in no event may Supplier transfer any Eargo Data to an assignee or to any acquirer in the event of a change of Control without Eargo’s prior written consent. Notwithstanding the foregoing or anything else to the contrary, (a) either party may assign this Agreement without the other party’s consent to any Affiliate of such party, provided that the assigning party remains secondarily liable under this Agreement; and (b) Eargo may assign, delegate or transfer all or any portion of this Agreement without Supplier’s consent in connection with a reorganization, merger, consolidation, acquisition, or other transaction involving all or substantially all of the voting securities or assets of Eargo. Additionally, either party may assign its right to payment under this Agreement to a third party without the other party’s consent. This Agreement will be binding upon, enforceable by and inure to the benefit of the parties and each of their successors and permitted assigns. Any assignment in violation of this Section 25.1 will be null and void and of no force and effect.

25.2. Severability. If any provision of this Agreement will be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision will be limited to the minimum extent necessary so that this Agreement will otherwise remain in effect.

25.3. Dispute Resolution and Injunctive Relief.

25.3.1. Binding Arbitration. Disputes arising under, or in connection with, this Agreement will be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the Rules. The language of the arbitration will be English. The place of the arbitration will be San Francisco, California. Judgment upon any award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof.

25.3.2. Injunctive Relief. Notwithstanding the requirements of this Section 25.3 and without limiting a party’s rights under Section 14.6, either party may seek equitable relief in order to protect its rights, and to cause the other party to perform its obligations, hereunder at any time and in any court having jurisdiction over the parties hereto and/or the subject matter hereof. The parties hereby waive any bond requirements for obtaining equitable relief. As to any injunctive relief sought by Eargo pursuant to this Agreement, Supplier will submit to the exclusive personal jurisdiction of the state and federal courts located in the Northern District of California, United States of America. For any injunctive relief south under this Agreement, the governing law will be the laws of the State of California without regard to conflicts of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods. Notwithstanding Section 25.3.1 or anything else to the contrary, the confidentiality provisions of this Agreement will be enforceable under the provisions of the California Uniform Trade Secrets Act, California Civil Code Section 3426, as amended.

25.4. No Publicity. Supplier will not disclose, use or refer to this Agreement or any of its terms, or the names or Marks in any advertising, publicity releases, promotional materials or materials distributed to existing or prospective customers or otherwise make any public statements regarding Eargo, the Products or this Agreement without specific prior written consent of Eargo, in each instance. Eargo reserves the right to withhold such consent for any or no reason in its sole and absolute discretion.

25.5. Force Majeure. A “Force Majeure Event” means and is limited to: (a) the occurrence of unforeseen circumstances beyond a party’s reasonable control and without such party’s negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, terrorism, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion; and (b) the failure of an Approved Vendor to timely deliver a Component to Supplier (unless the Approved Vendor’s failure to timely deliver directly results from Supplier’s failure to order the Component).

25.5.1. Neither party will be responsible for any failure to perform due to a Force Majeure Event provided that such party gives notice to the other party of the Force Majeure Event promptly, but not later than [***] after the date on which such party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a party to give notice of a Force Majeure Event will not prevent such party from relying on this Section 25.5 except to the extent that the other party has been prejudiced thereby. The party claiming a Force Majeure Event will use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither party will be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the party affected thereby will immediately notify the other party of such fact, and use its best efforts to resume normal performance of its obligations under this Agreement as soon as possible. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Section 25.5 will not excuse: (a) any obligation of either party to pay amounts owed to the other party, including the obligation to pay amounts due under a non-canceled, timely fulfilled Order, or issue refunds as provided in this Agreement, or other payment, refund or reimbursement obligations actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (b) any late delivery of Products, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such party.

25.5.2. In the event a party fails to perform any of its obligations for reasons defined in this Section 25.5.2 for a cumulative period of [***] or more from the date of such party’s notification to the other party then the other party, at its option, may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for cause in accordance with Section 12.3.

25.6. Notices. Wherever one party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified mail with return receipt requested, by overnight courier, or by fax and addressed as follows:

If to Eargo:

Eargo, Inc.

295 North Bernardo Avenue, Suite 100

Mountain View, CA 94043

United States

Attention: Legal

If to Hana:

Hana Microelectronics Public Co., Ltd.

Northern Region Industrial Estate

101/2 Moo 4, Chiangmai-Lampang Rd.

T. Baanklang, A. Muang, Lamphun 51000 Thailand

Attention: [***]

Cc: [***]

All such notices will be effective upon receipt. Either party may designate a different notice address from time to time upon giving written notice thereof to the other party.

25.7. Amendments: Waivers. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by a duly authorized representative of each party to this Agreement. No waiver will be implied from conduct or failure to enforce or exercise rights under this Agreement, nor will any waiver be effective unless in a writing signed by a duly authorized representative on behalf of the party claimed to have waived. No provision of any Supplier quote or other business form employed by Supplier will supersede the terms and conditions of this Agreement, and any such document relating to this Agreement will be for administrative purposes only and will have no legal effect.

25.8. Entire Agreement. This Agreement (including all Exhibits, Appendices and referenced Purchase Orders and SOWs) is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements, understandings and communications relating to the subject matter of this Agreement. The parties acknowledge that the preprinted provisions on the reverse side of any such quotation, Purchase Order, acknowledgment or invoice and all terms other than the specific terms set forth in this Agreement will be deemed deleted and of no effect whatsoever.

25.9. Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise or agency created hereby between the parties. Supplier will be responsible for any withholding taxes, payroll taxes, disability insurance payments, unemployment taxes and other similar taxes or charges on the payments received by Supplier hereunder, and neither Supplier nor any of its employees or subcontractors will be eligible for any benefits normally provided by Eargo to its employees. Neither party will have the power to bind the other or incur obligations on the other party’s behalf without the other party’s prior written consent.

25.10. Cumulative Remedies. Except as otherwise expressly provided in this Agreement, all remedies in this Agreement are cumulative and in addition to (not in lieu of) any other remedies available to a party at law or in equity. In the event of a claim by Eargo for loss or damages for which Supplier is responsible, Eargo will be entitled to adjust the amounts claimed against future or outstanding payments due, or which may become due, to Supplier.

25.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered an original but all of which together will constitute one agreement, Delivery of signature by fax, or scan delivered by email, receipt acknowledged, or electronic signature are effective to bind a party hereto.]

25.12. Order of Precedence. All Price Quotations, Purchase Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the parties only and will be subject to the provisions of this Agreement, including the Exhibits hereto. Solely as to matters of item quantity, Unit Price, item type ordered, delivery location and Delivery Date, the documents will apply in the following descending order of precedence: (a) Purchase Order (excluding any standard terms and conditions on the face of or attached to the Purchase Order); (b) Appendices to SOW; (c) SOW; (d) other Exhibits; and (e) this Agreement. As to all other matters, the order of precedence will be as follows, in descending order: (a) amendments to this Agreement executed by the parties, (b) this Agreement, (c) Approved ECOs to Exhibits or Appendices to Exhibits; (d) Exhibits; (e) SOWs; (f) Specifications; (g) other Appendices to SOWs; and (h) Purchase Orders.

25.13. Other Suppliers. This is not an exclusive agreement. Supplier acknowledges that Eargo reserves the right to use other vendors to provide goods that are similar or related to the Products. Supplier will, to the extent reasonably requested by Eargo, cooperate in good faith and in a timely manner with Eargo’s other suppliers to allow the suppliers to efficiently perform services for Eargo.

EXHIBIT A

FORM OF STATEMENT OF WORK

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